                                                               Exhibit 26(d)(1)

                                         VARIABLE UNIVERSAL LIFE DEFENDER POLICY


                                        Insured                     [JOHN A DOE]

                                        Policy Number:              [1-000-000Z]

                                        Policy Date:          [February 1, 2015]

                                        FLEXIBLE PREMIUM VARIABLE UNIVERSAL
                                        LIFE INSURANCE WITH INDEX-LINKED
                                        INTEREST FEATURES

                                        FACE AMOUNT AND PREMIUM MAY BE
Values allocated to the index-linked    ADJUSTED BY THE OWNER.
accounts may be affected by the
interest credits associated with the    VARIABLE BENEFITS
referenced index. Values allocated to
the variable separate account           NONPARTICIPATING
participate directly in, and are
subject to, the investment performance  THE FACE AMOUNT IS SHOWN ON THE POLICY
of the underlying equity investments.   DATA PAGES. THE DEATH BENEFIT WILL
                                        VARY DEPENDING ON THE DEATH BENEFIT
EVEN IF PLANNED PREMIUMS ARE PAID, IT   OPTION ELECTED. THE VALUES OF THIS
IS POSSIBLE THAT THE POLICY MAY         POLICY ALLOCATED TO THE VARIABLE
TERMINATE BEFORE THE DEATH OF THE       SEPARATE ACCOUNT WILL VARY FROM DAY TO
INSURED DUE TO CHANGES IN INTEREST      DAY DEPENDING UPON SEPARATE ACCOUNT
CREDITED, AND MONTHLY CHARGES.          INVESTMENT EXPERIENCE. THERE IS NO
ADDITIONALLY, LOANS, PARTIAL            GUARANTEED MINIMUM ACCUMULATION VALUE.
SURRENDERS AND DEATH BENEFIT OPTION     EVEN IF PLANNED PREMIUMS ARE PAID, IT
CHANGES MAY AFFECT THE LENGTH OF TIME   IS POSSIBLE THAT THE POLICY MAY
THE POLICY STAYS IN FORCE               TERMINATE BEFORE THE DEATH OF THE
                                        INSURED.
NOTICE OF YOUR RIGHT TO EXAMINE THIS
POLICY.                                 READ YOUR POLICY CAREFULLY

     It is important to us that you     THIS IS A LEGAL CONTRACT
are satisfied with this policy after
it is issued. If you are not satisfied       Subject to the provisions of this
with it, you may return the policy to   policy, we promise to pay to the
us or our agent within 30 days after    beneficiary the death proceeds when we
you receive it. If you return the       receive proof satisfactory to us of
policy, you will receive a full refund  the insured's death.
of any premiums within 7 days of the
date we receive your notice of               This policy is issued in
cancellation.                           consideration of the application for
                                        this policy and the payment of the
                                        premiums.

                                             The owner and the beneficiary are
                                        as named in the initial application
                                        unless they are changed as provided in
                                        this policy.

                                             Signed for MINNESOTA LIFE
                                        INSURANCE COMPANY, a stock company, at
                                        ST. PAUL, MINNESOTA, on the policy
                                        date.

                                      [Gary R. Christensen Christopher M. Hilger
                                            Secretary             President]

MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY
[A Securian Company
400 Robert Street North
St. Paul, MN 55101-2098
651-665-3500]

ICC15-20001

                                                                        INDEX

                                     Accumulation Value.......................13

                                     Accounts................................. 9

                                     Additional Information...................20

IF YOU HAVE QUESTIONS OR COMPLAINTS  Allocation of Premiums................... 9
ABOUT THIS POLICY, YOU MAY CONTACT
YOUR ADVISOR, US, OR THE INSURANCE   Assignment...............................21
DEPARTMENT OF YOUR STATE AT THE
FOLLOWING LOCATION.                  Basis of Values..........................14

INSURANCE DEPARTMENT OF: [ ]         Beneficiary.............................. 7
[ADDRESS]
[ADDRESS]                            Death Benefit............................ 6

TELEPHONE NUMBER [ ]                 Definitions.............................. 3
TOLL FREE TELEPHONE NUMBER [ ]
                                     General Information...................... 5

                                     Grace Period.............................17

                                     Incontestability.........................21

                                     Ownership................................ 6

                                     Payment of Surrender or Death Proceeds... 7

                                     Policy Changes...........................14

                                     Policy Charges...........................15

                                     Policy Loans.............................17

                                     Premiums................................. 8

                                     Reinstatement............................17

                                     Requested Transfers......................13

                                     Settlement Options....................... 7

                                     Suicide Exclusion........................21

                                     Surrender................................19

                                     Termination..............................17

ICC15-20001

                                                              POLICY DATA PAGES

          VARIABLE UNIVERSAL LIFE DEFENDER POLICY WITH INDEXED ACCOUNT OPTIONS

INSURED:                                        [John A. Doe]

ISSUE AGE:                                      [35]

GENDER:                                         [Male]

POLICY NUMBER:                                  [1-000-000Z]

POLICY DATE:                                    [February 1, 2015]

[POLICY CHANGE DATE:                             February 1, 2016]

DEATH BENEFIT OPTION:                           [Level]

INSURANCE AMOUNT AS OF:                         [February 1, 2015]

   FACE AMOUNT                                            [$500,000]

   LEVEL TERM INSURANCE AMOUNT                            [$100,000]

   TOTAL INSURANCE AMOUNT                                 [$600,000]

PREMIUM

MONTHLY INITIAL MINIMUM PREMIUM:                    [$359.88] effective [February 1, 2015]

PLANNED PREMIUM:                                    [$937.50 Quarterly]

MATURITY DATE:                                      [February 1, 2101]

This policy may not mature on the maturity date even if planned premiums are paid because the current cost of insurance and interest rates are not guaranteed, policy loans and partial withdrawals may be taken, the investment performance of the funds in the Separate Account may be negative, you may change your death benefit option or because of requested changes to your face amount of insurance. We will pay the cash surrender value of the policy on the maturity date. If coverage continues to the maturity date, there may be little or no cash surrender value payable.

[This policy has been changed effective [MMM DD CCYY]. The original policy data pages and any changes in effect prior to the [MMM DD CCYY] are replaced by these policy data pages. If we required evidence of insurability to change this policy, the incontestability and suicide periods with respect to the change will be measured from [MMM DD CCYY].

                  Signed for Minnesota Life Insurance Company
              at St. Paul, Minnesota on the adjusted policy date

          [GARY R CHRISTENSEN                   CHRISTOPHER M HILGER
               Secretary                             President]]

BASIC POLICY
                                                              COVERAGE LAYER
                                                                  AMOUNT

Coverage Layer                                                  [$500,000]
   Effective:               [February 1, 2015]
   Age:                     [35]
   Risk Class:              [Preferred Non-Tobacco]

Total Base Face Amount: ............................................  [$500,000]

                                                                    1-000-000Z
ICC15-20001                                                                1.1

                                                              POLICY DATA PAGES

ADDITIONAL AGREEMENTS

[Death Benefit Guarantee Flex Agreement
   Effective: [February 1, 2015]
   Terminates: [February 1, 2101]
   There is a monthly charge for this agreement.]

[Level Term Insurance Agreement
   Effective: [February 1, 2015]
   Terminates: [February 1, 2070]
   Initial Amount: [$100,000]
   Risk Class: [Preferred Non-Tobacco]
   There is a monthly charge for this agreement.]

[Overloan Protection Agreement
   Effective: [February 1, 2015]
   There is a one-time charge for this agreement when it is exercised.]

                                                                    1-000-000Z
ICC15-20001                                                                1.2

                                                              POLICY DATA PAGES

INFORMATION ABOUT THE AVAILABLE ACCOUNTS

INDEXED ACCOUNTS:                                 INDICES:                INDEX WEIGHT:
   INDEXED ACCOUNT A:                [Standard & Poor's 500(R) Composite      [100%]
                                     Stock Price Index excluding
                                     dividends, or its successor. (1)]

       Segment Term:                 1 year

       Index Credit Term:            1 year

       Indexed Account Charge:       Maximum of .05%

       Index Segment Charge:         0%

       Participation Rate:           100% guaranteed

       Growth Floor:                 0%

       Growth Cap:                   [9]% in effect on [February 1, 2015]

       Minimum Growth Cap:           2%

   INDEXED ACCOUNT B:                [Standard & Poor's 500(R) Composite      [100%]
                                     Stock Price Index excluding
                                     dividends, or its successor. (1)]

       Segment Term:                 1 year

       Index Credit Term:            1 year

       Indexed Account Charge:       Maximum of .05%

       Index Segment Charge:         0%

       Participation Rate:           140% guaranteed

       Growth Floor:                 0%

       Growth Cap:                   [6]% in effect on [February 1, 2015]

       Minimum Growth Cap:           1.43%

INDEX-LINKED RETURNS FOR STANDARD & POOR'S 500(R), DO NOT INCLUDE THE PORTION OF RETURNS GENERATED BY THE UNDERLYING INDEX THAT COME FROM DIVIDENDS.

THE GROWTH CAP ON EACH INDEXED ACCOUNT IS NOT A GUARANTEED ELEMENT AND CAN BE CHANGED BY MINNESOTA LIFE. ANY CHANGE IN THE GROWTH CAP WOULD AFFECT THE INDEX CREDITS, AND WOULD THUS AFFECT THE INTEREST RETURN APPLICABLE TO THE ACCUMULATION VALUE IN THAT INDEXED ACCOUNT.

                                                                    1-000-000Z
ICC15-20001                                                                1.3

                                                              POLICY DATA PAGES

INDEXED ACCOUNT OPTIONS DISCLOSURES

[(1)S&P 500(R), Standard & Poor's 500(R) index, Standard & Poor's(R), "S&P(R)", "S&P 500(R)", "Standard & Poor's 500(R)", and "500" are trademarks of Standard & Poor's and have been licensed for use by Minnesota Life Insurance Company ("Minnesota Life"). The Variable Universal Life Defender Insurance policy ("Policy") is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Product.

The Policy is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the Policy particularly or the ability of the S&P 500(R) (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to Minnesota Life is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Minnesota Life or the Policy. S&P and its third party licensors have no obligation to take the needs of Minnesota Life or the owners of policies into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Policy or the timing of the issuance or sale of the Policy or in the determination or calculation of the equation by which the Policy is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Policy.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.]

                                                                    1-000-000Z
ICC15-20001                                                                1.4

                                                              POLICY DATA PAGES

Other Important Information

Interim Account Transfer Date:         The 3rd Friday of each month

Death Benefit Qualification Test:      [Guideline Premium Test]

Guaranteed Interest Rate:              2%

Net Amount at Risk Divisor:            1.001652

Fixed Interest Loan Interest Rate:     5%

Variable Interest Loan Interest Rate:  [4.50%] effective through [January 31, 2016]

                                                                    1-000-000Z
ICC15-20001                                                                1.5

                                                               POLICY DATA PAGES

                          Other Important Information

[Guideline Premium Test Death Benefit Percentage Factors:

AGE          PERCENTAGE      AGE      PERCENTAGE         AGE          PERCENTAGE
0-40            250%         54          157%             68             117%
 41             243%         55          150%             69             116%
 42             236%         56          146%             70             115%
 43             229%         57          142%             71             113%
 44             222%         58          138%             72             111%
 45             215%         59          134%             73             109%
 46             209%         60          130%             74             107%
 47             203%         61          128%           75-90            105%
 48             197%         62          126%             91             104%
 49             191%         63          124%             92             103%
 50             185%         64          122%             93             102%
 51             178%         65          120%             94             101%
 52             171%         66          119%          95-121            100%
 53             164%         67          118%

Additional amounts are not guaranteed and we have the right to change the amount of interest credited to the policy and the amount of cost of insurance and other expense charges deducted under the policy which may require more premium to be paid than illustrated or the Accumulation Value may be less than those illustrated.]

                                                                    1-000-000Z
ICC15-20001                                                                1.6

                                                               POLICY DATA PAGES

             [Non-Tobacco] Maximum Monthly Cost of Insurance Rates

The [non-tobacco] maximum monthly cost of insurance rates are listed per $1,000 of net amount at risk. For a special risk class the cost of insurance rates are a multiple of the rating percentage and never larger than 83.33333. The rate is applied to the base coverage [and to the Level Term Insurance Agreement].

 AGE          RATE          AGE         RATE          AGE        RATE          AGE          RATE
[35          0.09089        60         0.74695         85      10.14422        110        77.04001
 36          0.09589        61         0.83114         86      11.31891        111        83.33333
 37          0.10007        62         0.93398         87      12.62238        112        83.33333
 38          0.10758        63         1.04963         88      14.04388        113        83.33333
 39          0.11425        64         1.17137         89      15.57220        114        83.33333
 40          0.12176        65         1.30009         90      17.19964        115        83.33333
 41          0.13178        66         1.43072         91      18.76184        116        83.33333
 42          0.14430        67         1.56327         92      20.42406        117        83.33333
 43          0.15850        68         1.70627         93      22.21645        118        83.33333
 44          0.17520        69         1.85467         94      24.15514        119        83.33333
 45          0.19441        70         2.03500         95      26.24420        120        83.33333]
 46          0.21279        71         2.23720         96      28.20561
 47          0.23285        72         2.50360         97      30.35199
 48          0.24455        73         2.78562         98      32.70866
 49          0.25793        74         3.08342         99      35.30337
 50          0.27717        75         3.41024        100      38.17512
 51          0.29975        76         3.76820        101      40.53000
 52          0.33071        77         4.18587        102      43.11768
 53          0.36419        78         4.67661        103      45.96629
 54          0.40691        79         5.24717        104      49.11195
 55          0.45970        80         5.87410        105      52.54884
 56          0.51338        81         6.59415        106      56.37067
 57          0.57128        82         7.35120        107      60.64050
 58          0.62083        83         8.17591        108      65.43820
 59          0.67798        84         9.09944        109      70.86240

                                                                    1-000-000Z
ICC15-20001                                                                1.7

                                                               POLICY DATA PAGES

                              Other Policy Charges

PREMIUM CHARGE

A maximum of 10.0% of each premium paid.

MONTHLY POLICY CHARGE

The Monthly Policy Charge will not exceed $12.00 per month plus $0.0125 per $1,000 of face amount per month.

ILLUSTRATIVE REPORT CHARGE

The maximum charge for an additional annual illustration is $250.00.

MORTALITY AND EXPENSE RISK CHARGE

A maximum of .075% of the accumulation value per month.

POLICY CHANGE TRANSACTION CHARGE

The maximum policy change transaction charge is $100.00 per policy change transaction.

TRANSFER TRANSACTION CHARGE

The maximum Transfer Transaction Charge is $50.00 per transfer transaction.

PARTIAL SURRENDER TRANSACTION CHARGE

The lesser of $25 or 2% of the amount of the partial surrender.

POLICY ISSUE CHARGE

Each of the following Policy Issue Charge(s) will be assessed monthly against the accumulation value.


           AMOUNT                EFFECTIVE                   UNTIL
          [46.33                 February 1, 2015            January 1, 2030]

[OVERLOAN PROTECTION AGREEMENT CHARGE

The maximum charge is 10% of the accumulation value, assessed once when this agreement is exercised.]

[DEATH BENEFIT GUARANTEE FLEX AGREEMENT CHARGE

The monthly DBGA charge will not exceed $0.35 per $1,000 of face amount per month.]

                                                                    1-000-000Z
ICC15-20001                                                                1.8

                                                               POLICY DATA PAGES

[Death Benefit Guarantee Flex Agreement (DBGA) Account Value Information

DBGA INTEREST RATE:                   [5.00%]
DBGA NET AMOUNT AT RISK DIVISOR:      [1.004074]
DBGA PREMIUM CHARGE:                  A maximum of 15.0% of each premium paid.
DBGA PERFORMANCE CREDIT DATE:         [Calculated on the first policy anniversary date and each policy anniversary date thereafter. The DBGA Performance Credit Date may occur prior to the end of an indexed account segment. This may impact accumulation value used in the DBGA performance calculation because it does not include any indexed credits not yet credited for that segment.]
DBGA ANNUAL PREMIUM LIMITATION:       [$82,740]
DBGA ACCOUNT ALLOCATION FACTORS:
   Designated Accounts                [100%]
   All Other Accounts                  [80%]

DBGA PERFORMANCE CREDIT FACTORS:
   Designated Accounts                 [90%]
   All Other Accounts                  [70%]


For a list of Accounts and Designated Accounts please refer to the prospectus.

DBGA POLICY ISSUE CHARGE

           AMOUNT                   EFFECTIVE                UNTIL
           [68.33                   February 1, 2015         January 1, 2030]

[LEVEL TERM INSURANCE AGREEMENT CHARGE

The monthly Level Term Insurance Agreement charge taken from the DBGA will not exceed the DBGA Value guaranteed maximum monthly cost of insurance rates per $1,000 plus $0.001, multiplied by the Level Term Insurance Face Amount]]

                                                                    1-000-000Z
ICC15-20001                                                                1.9

                                                               POLICY DATA PAGES

DBGA Value [Preferred Non-Tobacco] Guaranteed Maximum Monthly Cost of Insurance Rates

The DBGA Value [preferred non-tobacco] guaranteed maximum monthly cost of insurance rates are listed per $1,000 of net amount at risk. [For a special risk class the cost of insurance rates are a multiple of the rating percentage and never larger than 83.33333.]

 AGE          RATE          AGE         RATE          AGE        RATE          AGE          RATE
[35           0.04293       60         0.34407         85      3.47351         110        3.47351
 36           0.04543       61         0.38289         86      3.47351         111        3.47351
 37           0.04801       62         0.42775         87      3.47351         112        3.47351
 38           0.05135       63         0.47767         88      3.47351         113        3.47351
 39           0.05385       64         0.53516         89      3.47351         114        3.47351
 40           0.05727       65         0.60123         90      3.47351         115        3.47351
 41           0.06060       66         0.65972         91      3.47351         116        3.47351
 42           0.06486       67         0.72505         92      3.47351         117        3.47351
 43           0.06819       68         0.79799         93      3.47351         118        3.47351
 44           0.07328       69         0.87958         94      3.47351         119        3.47351
 45           0.07662       70         0.96974         95      3.47351         120        3.47351]
 46           0.08421       71         1.07011         96      3.47351
 47           0.09346       72         1.18089         97      3.47351
 48           0.10272       73         1.30296         98      3.47351
 49           0.11374       74         1.43799         99      3.47351
 50           0.12550       75         1.58516        100      3.47351
 51           0.13810       76         1.74634        101      3.47351
 52           0.15330       77         1.92236        102      3.47351
 53           0.17016       78         2.11339        103      3.47351
 54           0.18870       79         2.31953        104      3.47351
 55           0.20983       80         2.54345        105      3.47351
 56           0.23088       81         2.82610        106      3.47351
 57           0.25452       82         3.13568        107      3.47351
 58           0.28068       83         3.47351        108      3.47351
 59           0.31028       84         3.47351        109      3.47351

                                                                    1-000-000Z
ICC15-20001                                                               1.10

                                                               POLICY DATA PAGES

          Surrender and Death Proceeds Alternative Settlement Options

Option 1: Interest Payments

     Please refer to the "Payment of Surrender or Death Proceeds" section of your policy.

Option 2: Payments for a Specified Period

  Monthly payments per $1,000 of proceeds applied under this option are shown below.

                      NUMBER OF YEARS    MONTHLY PAYMENTS
                      ---------------    ----------------
                              5               $17.08
                             10                 8.75
                             15                 5.98
                             20                 4.59
                             25                 3.76

[Option 3:  Life Income

   Monthly payments per $1,000 of proceeds based on the Annuity 2000 Table and applied under this option are shown below.

                               Life Income with Payments Guaranteed for Male
                               ---------------------------------------------
AGE                            LIFE      5 YEARS     10 YEARS    20 YEARS
---                            -----     -------     --------    --------
50                             $2.98      $2.98       $2.97       $2.89
55                              3.37       3.37        3.34        3.20
60                              3.89       3.87        3.82        3.55
65                              4.58       4.55        4.43        3.90
70                              5.54       5.46        5.20        4.21
75                              6.87       6.67        6.08        4.43

                               Life Income with Payments Guaranteed for Female
                               -----------------------------------------------
AGE                            LIFE      5 YEARS     10 YEARS     20 YEARS
---                            -----     -------     --------     --------
50                             $2.75      $2.74       $2.74        $2.70
55                              3.08       3.08        3.06         2.99
60                              3.52       3.51        3.49         3.34
65                              4.11       4.09        4.03         3.72
70                              4.93       4.89        4.75         4.09
75                              6.12       6.01        5.66         4.37]



[Option 3:  Life Income

   Monthly payments for each $1,000 of proceeds based on the Annuity 2000 Table and applied under this option are shown below.

                               Life Income with Payments Guaranteed for Unisex
                               -----------------------------------------------
AGE                            LIFE      5 YEARS     10 YEARS     20 YEARS
---                            -----     -------     --------     --------
50                             $2.79      $2.79       $2.78        $2.74
55                              3.14       3.14        3.12         3.04
60                              3.59       3.58        3.55         3.38
65                              4.20       4.18        4.11         3.76
70                              5.05       5.00        4.84         4.12
75                              6.26       6.14        5.75         4.38]

Option 4:  Payments of a Specified Amount

   Please refer to the "Payment of Surrender or Death Proceeds" section of your policy.

Settlement Option Guaranteed Annual Interest Rate:       1%

                                                                    1-000-000Z
ICC15-20001                                                               1.11

                                                               POLICY DATA PAGES

                               Surrender Charges

The maximum Surrender Charges shown below will be assessed against the accumulation value at the time this policy is surrendered in full.

  AMOUNT           THROUGH          AMOUNT           THROUGH          AMOUNT           THROUGH
[13,964.26         03/2015         13,350.04         07/2019         12,706.00         11/2022
 13,964.26         04/2015         13,350.04         08/2019         12,706.00         12/2022
 13,964.26         05/2015         13,350.04         09/2019         12,706.00         01/2023
 13,964.26         06/2015         13,350.04         10/2019         12,706.00         02/2023
 13,964.26         07/2015         13,350.04         11/2019         12,485.31         03/2023
 13,964.26         08/2015         13,350.04         12/2019         12,485.31         04/2023
 13,964.26         09/2015         13,350.04         01/2019         12,485.31         05/2023
 13,964.26         10/2015         13,350.04         02/2020         12,485.31         06/2023
 13,964.26         11/2015         13,138.63         03/2020         12,485.31         07/2023
 13,964.26         12/2015         13,138.63         04/2020         12,485.31         08/2023
 13,964.26         01/2016         13,138.63         05/2020         12,485.31         09/2023
 13,964.26         02/2016         13,138.63         06/2020         12,485.31         10/2023
 13,762.96         03/2016         13,138.63         07/2020         12,485.31         11/2023
 13,762.96         04/2016         13,138.63         08/2020         12,485.31         12/2023
 13,762.96         05/2016         13,138.63         09/2020         12,485.31         01/2024
 13,762.96         06/2017         13,138.63         10/2020         12,485.31         02/2024
 13,762.96         07/2017         13,138.63         11/2020         12,261.90         03/2024
 13,762.96         08/2017         13,138.63         12/2020         12,261.90         04/2024
 13,762.96         09/2017         13,138.63         01/2021         12,261.90         05/2024
 13,762.96         10/2017         13,138.63         02/2021         12,261.90         06/2024
 13,762.96         11/2017         12,923.86         03/2021         12,261.90         07/2024
 13,762.96         12/2017         12,923.86         04/2021         12,261.90         08/2024
 13,762.96         01/2018         12,923.86         05/2021         12,261.90         09/2024
 13,762.96         02/2018         12,923.86         06/2021         12,261.90         10/2024
 13,558.07         03/2018         12,923.86         07/2021         12,261.90         11/2024
 13,558.07         04/2018         12,923.86         08/2021         12,261.90         12/2024
 13,558.07         05/2018         12,923.86         09/2021         12,261.90         01/2025
 13,558.07         06/2018         12,923.86         10/2021         12,261.90         02/2025
 13,558.07         07/2018         12,923.86         11/2021         12,036.00         03/2025
 13,558.07         08/2018         12,923.86         12/2021         12,036.00         04/2025
 13,558.07         09/2018         12,923.86         01/2022         11,987.89         05/2025
 13,558.07         10/2018         12,923.86         02/2022         11,814.15         06/2025
 13,558.07         11/2018         12,706.00         03/2022         11,640.41         07/2025
 13,558.07         12/2018         12,706.00         04/2022         11,466.68         08/2025
 13,558.07         01/2019         12,706.00         05/2022         11,292.94         09/2025
 13,558.07         02/2019         12,706.00         06/2022         11,119.20         10/2025
 13,350.04         03/2019         12,706.00         07/2022         10,945.46         11/2025
 13,350.04         04/2019         12,706.00         08/2022         10,771.73         12/2025
 13,350.04         05/2019         12,706.00         09/2022         10,597.99         01/2026
 13,350.04         06/2019         12,706.00         10/2022         10,424.25         02/2026

                                                                      1-000-000Z
ICC15-20001                                                                 1.12

                                                               POLICY DATA PAGES

                          Surrender Charges continued

  AMOUNT           THROUGH          AMOUNT           THROUGH          AMOUNT           THROUGH
10,250.51          03/2026         6,775.76          11/2027         3,301.01          07/2029
10,076.78          04/2026         6,602.03          12/2027         3,127.28          08/2029
 9,903.04          05/2026         6,428.29          01/2028         2,953.54          09/2029
 9,729.30          06/2026         6,254.55          02/2028         2,779.80          10/2029
 9,555.56          07/2026         6,080.81          03/2028         2,606.06          11/2029
 9,381.83          08/2026         5,907.08          04/2028         2,432.33          12/2029
 9,208.09          09/2026         5,733.34          05/2028         2,258.59          01/2030
 9,034.35          10/2026         5,559.60          06/2028         2,084.85          02/2030
 8,860.61          11/2026         5,385.86          07/2028         1,911.11          03/2030
 8,686.88          12/2026         5,212.13          08/2028         1,737.38          04/2030
 8,513.14          01/2027         5,038.39          09/2028         1,563.64          05/2030
 8,339.40          02/2027         4,864.65          10/2028         1,389.90          06/2030
 8,165.66          03/2027         4,690.91          11/2028         1,216.16          07/2030
 7,991.93          04/2027         4,517.18          12/2028         1,042.43          08/2030
 7,818.19          05/2027         4,343.44          01/2029           868.69          09/2030
 7,644.45          06/2027         4,169.70          02/2029           694.95          10/2030
 7,470.71          07/2027         3,995.96          03/2029           521.21          11/2030
 7,296.98          08/2027         3,822.23          04/2029           347.48          12/2030
 7,123.24          09/2027         3,648.49          05/2029           173.74          01/2031
 6,949.50          10/2027         3,474.75          06/2029             0.00          02/2031]

                                                                      1-000-000Z
ICC15-20001                                                                 1.13

SUMMARY OF POLICY FEATURES

This policy is a flexible premium        ACCUMULATION VALUE
variable universal life policy with
fixed indexed account options. As long   The net premiums you pay for this
as the policy is inforce, a death        policy become part of the accumulation
benefit is payable upon the death of     value. The accumulation value is
the insured. Premiums, after premium     available to you during the insured's
charges, are allocated to the            lifetime, to be used:
guaranteed interest account, the
variable separate account, the fixed         -    as collateral for a loan or
indexed accounts, or any combination              as a policy loan.
of the accounts available.
                                             -    to continue insurance
DEATH PROCEEDS                                    protection if you cannot, or
                                                  do not wish to, continue
The amount payable to the beneficiary             paying premiums.
on the death of the insured is the
total of the following amounts:              -    to obtain cash by
                                                  surrendering your policy, in
      -  The death benefit,                       full, or in part.

PLUS  -  Any additional insurance on     SURRENDER PROCEEDS
         the insured's life provided
         by an additional agreement      The amount payable to the owner when
         (see the policy data pages),    the policy is surrendered:

PLUS  -  Under the Level Option, any           -   The accumulation value of
         premium paid after the date               the policy,
         of the insured's death,
                                         MINUS -   Any unpaid policy charges
MINUS -  Any unpaid monthly policy                 which we assess against
         charges which we assess                   accumulation value,
         against accumulation value,
                                         MINUS -   Any outstanding policy loan,
MINUS -  Any outstanding policy loan,
                                         MINUS -   Any unpaid policy loan
MINUS -  Any unpaid policy loan interest.          interest,

VARIABILITY                              MINUS -   The surrender charge, if
                                                   applicable.
Accumulation value in the variable
separate account will reflect            ADDITIONAL AGREEMENTS
investment experience of the sub-
accounts you choose.                     The additional agreements, if any,
                                         listed on the policy data pages are
Investment experience may, depending     described more fully in those
on the death benefit option selected,    additional agreements.
increase the amount of the death
benefit

ICC15-20001                                                   Minnesota Life   2

DEFINITIONS                            accounts are shown on the policy data
                                       pages along with the indices that
When we use the following words, this  apply to each.
is what we mean:
                                       FIXED LOAN ACCOUNT
1940 ACT
                                       The fixed loan account contains
The Investment Company Act of 1940,    amounts transferred from your other
as amended, or any similar successor   accounts as collateral for a loan
federal act.                           when a fixed interest rate loan is
                                       taken.
ACCUMULATION VALUE
                                       FUND
The sum of the values under this
policy in the guaranteed interest      A mutual fund or separate investment
account, the fixed loan account,       portfolio within a series mutual fund
interim account, fixed indexed         which we designate as an eligible
accounts and variable separate         investment for the separate account
account.                               and its sub-accounts.

AGE                                    GENERAL ACCOUNT

The issue age plus the number of       All assets of the Minnesota Life
complete policy years elapsed.         Insurance Company other than those in
                                       the variable separate account or in
CODE                                   other fully insulated separate
                                       accounts established by us.
The U.S. Internal Revenue Code of
1986, as amended.                      GOOD ORDER

CSO TABLES                             All necessary documents and forms are
                                       complete and in our possession. To be
We use the guaranteed interest rate    in "good order", instruction must be
shown on the policy data pages and     sufficiently clear so that we do not
the 2001 Commissioners Standard        need to exercise any discretion to
Ordinary Tobacco-Distinct, Ultimate,   follow such instructions and any
Age Nearest Birthday, Sex-Distinct,    payment amount must meet our minimum
Curtate Mortality Tables. For          requirements to complete the request.
juvenile issues, issue ages 0-15, we   We reserve the right to change, from
use the 2001 Commissioners Standard    time to time, our requirements for
Ordinary Tobacco Aggregate, Ultimate,  what constitutes good order and which
Age Nearest Birthday, Sex-Distinct,    documents, forms and payment amounts
Curtate Mortality Tables through       are required in order for us to
attained age 15 and the 2001           complete your request.
Commissioners Standard Ordinary
NonTobacco, Ultimate, Age Nearest      GROWTH CAP
Birthday, Sex-Distinct, Curtate
Mortality Tables for attained ages 16  A growth cap is the maximum growth
and greater. However, if the policy    rate of a segment in any index credit
was issued as unisex, we use a         term. The growth cap in effect at the
corresponding unisex mortality table,  policy date or at any policy change
the 2001 Commissioners Standard        date for any fixed indexed account is
Ordinary Tobacco-Distinct, Ultimate,   shown on the policy data pages. For
Age Nearest Birthday, Curtate Table B  each subsequent index credit term and
(80% male, 20% female) Mortality       for each fixed indexed account, we
Tables. The genders on the policy      will determine the growth cap for
data pages describe whether the        that index credit term. For each
policy was issued as sex-distinct or   subsequent index credit term, the
unisex.                                growth cap for that index credit term
                                       is equal to the growth cap in effect
COVERAGE LAYER                         at the beginning of that index credit
                                       term.
A layer of insurance coverage with an
associated coverage amount. The first  GROWTH FLOOR
coverage amount shown on the policy
data pages is the amount of the        The minimum segment growth rate
initial coverage layer. There may be   during all index credit terms is
multiple coverage layers. All layers   equal to the value shown on the
will be shown on the policy data       policy data pages.
pages.
                                       GUARANTEED INTEREST ACCOUNT
FACE AMOUNT
                                       The guaranteed interest account is
The sum of the coverage amounts of     part of our general account and
each coverage layer. The face amount   credits a fixed annual rate of
as of the policy date is equal to the  interest on amounts held in the
initial coverage amount as shown on    guaranteed interest account on a
the policy data pages.                 daily basis. Amounts held in the
                                       guaranteed interest account credit
FIXED INDEXED ACCOUNT                  interest at an annual rate not less
                                       than the guaranteed rate of interest
A fixed indexed account is a part of   which is shown on the policy data
the general account value and credits  pages.
interest based on a change in the
indices associated with that account.
The fixed indexed

ICC15-20001                                                     Minnesota Life 3

GUARANTEED INTEREST RATE               ISSUE AGE

The rate of interest that is           The insured's age at nearest birthday
guaranteed for this policy's general   as of the policy date.
account options which is shown on the
policy data pages.                     MATURITY DATE

INDEX                                  The date shown on the policy data
                                       pages. The date the policy's
An external index that is used in      surrender value or death proceeds, if
determining the amount of any index    any, will be paid.
credits for index credit terms under
a fixed indexed account. The external  MINIMUM GROWTH CAP
indices may reference more than one
fixed indexed account and will be      The minimum rate at which we may set
referred to as indices. The external   the growth cap for any fixed indexed
index or indices are shown on the      account index credit term.
policy data pages.
                                       NET AMOUNT AT RISK
INDEX CREDITS
                                       The value equal to the death benefit
The amount of interest we may credit   at the most recent monthly policy
to the value allocated to a segment    anniversary divided by the net amount
of a fixed indexed account during an   at risk divisor (shown on the policy
index credit term. The amount of an    data pages), and then reduced by the
index credit is determined by          accumulation value at the beginning
reference to the performance of the    of the policy month, before the
applicable indices over the index      current month's cost of insurance
credit term, subject to the growth     charge is deducted.
cap and the growth floor.
                                       If additional coverage layers are
INDEX CREDIT TERM                      added to the policy, we allocate
                                       accumulation value to each coverage
The time period over which changes in  layer up to the maximum amount
the underlying indices of a segment    allowed under the Code, beginning
are measured for purposes of           with the initial face amount. After
calculating the index credit for that  the maximum amount allowed is
segment. The index credit term for     allocated to the initial face amount,
any fixed indexed account is shown on  we will allocate to each successive
the policy data pages.                 coverage layer, beginning with the
                                       first coverage layer added.
INITIAL MINIMUM PREMIUM
                                       NET PREMIUM
The amount of premium required to put
the policy in force. The initial       A premium payment less the premium
minimum premium is the monthly         charge assessed against that premium.
initial minimum premium shown on the
policy data pages multiplied by three  PARTICIPATION RATE
(3) months plus the number of
complete months from the policy date   A percentage of the segment growth
to the date of payment.                rate used in calculating the index
                                       credit for each segment at the end of
INSURED                                each index credit term. The
                                       participation rate in effect at the
The person whose life is insured       policy date or at any policy change
under this policy as shown on the      date for any fixed indexed account is
policy data pages.                     shown on the policy data pages. For
                                       each subsequent index credit term and
INTERIM ACCOUNT                        for each fixed indexed account, we
                                       will determine the participation rate
The interim account is a part of our   for that index credit term. For each
general account and contains net       subsequent index credit term, the
premiums and value transferred from    participation rate for that index
other accounts that you have directed  credit term is equal to the
to be placed into the fixed indexed    participation rate in effect at the
accounts. On each interim account      beginning of that index credit term.
transfer date, the value in the
interim account is moved into the      PLANNED PREMIUM
fixed indexed accounts according to
your instructions.                     The amount of premium you plan to pay
                                       for this policy on a periodic basis.
INTERIM ACCOUNT TRANSFER DATE
                                       POLICY ANNIVERSARY
The date when transfers of values
from the interim account to any fixed  The same day and month as your policy
indexed account will occur. The        date for each succeeding year your
interim account transfer date is       policy remains in force. A monthly
shown on the policy data pages.        policy anniversary is the same day as
                                       your policy date for each succeeding
                                       month your policy remains in force.

ICC15-20001                                                     Minnesota Life 4

POLICY DATE                            fund for the performance of certain
                                       administrative, record keeping and
The date shown on the policy data      shareholder services. The amount of
pages, which is the date from which    the unit value credit varies among
policy anniversaries, policy years,    sub-accounts and we may discontinue
and monthly policy anniversaries are   the application of unit value credits
determined.                            at any time in our sole discretion.

POLICY LOAN INTEREST                   VALUATION DATE

The amount of interest we charge you   A valuation date is any date on which
on the policy loan balance on your     the New York Stock
policy.                                Exchange ("NYSE") is open for
                                       trading, except for any days
POLICY LOAN TRANSACTION                specified in the prospectus for this
                                       policy subject to applicable
Transactions involving policy loans    regulatory authority and any day the
that result in a change to the policy  fund corresponding to a sub-account
loan amount, including new loans and   does not value its shares. A
loan repayments.                       valuation date ends at the close of
                                       trading on the NYSE that day.
PROCEEDS
                                       VALUATION PERIOD
The amount we will pay under the
terms of this policy when your policy  The period between successive
is surrendered, terminates or upon     valuation dates measured from the
the death of the insured as shown      time of one determination to the next.
under the Payment of Surrender or
Death Proceeds section.                VARIABLE SEPARATE ACCOUNT

SEGMENT                                The variable separate account is the
                                       "Minnesota Life Individual Variable
A segment is the part of a fixed       Universal Life Account". We
indexed account created by transfers   established this variable separate
from the interim account or any        account for this class of policies
amount retained in a fixed indexed     and other classes of policies under
account at the end of the previous     Minnesota law. The variable separate
segment term.                          account is composed of several
                                       sub-accounts. We own the assets of
SEGMENT DATE                           the variable separate account.
                                       However, those assets are not
The segment date is the date the       chargeable with the liabilities
segment was created. The segment       arising out of any other business we
years, segment anniversaries, and      conduct.
segment term of a fixed indexed
account are all measured from this     WE, OUR, US
date.
                                       Minnesota Life Insurance Company.
SEGMENT TERM
                                       WRITTEN REQUEST
The length of time that a segment
will exist. The segment term for each A request in good order in writing fixed indexed account is shown on the signed by you. We also may require
policy data pages.                     that your policy be sent in with your
                                       written request.
SURRENDER VALUE
                                       YOU, YOUR
The amount available to you when your
policy is surrendered or terminates.   The owner of this policy as shown in
                                       the application, unless changed as
TERMINATE                              provided in this policy. The owner
                                       may be someone other than the insured.
The insured's life is no longer
insured under any of the terms of the  GENERAL INFORMATION
policy and the policy is no longer in
force.                                 WHAT IS YOUR AGREEMENT WITH US?

UNIT                                   Your policy, or any change to it,
                                       contains the entire contract between
A measure of your interest in a        you and us. This includes the initial
sub-account of the variable separate   application and all subsequent
account.                               applications to change your policy.
                                       Any statements made either by you or
UNIT VALUE CREDIT                      by the insured, in the initial
                                       application or in any application for
A percentage we add to the gross       change will, in the absence of fraud,
investment rate for a sub-account for  be considered representations and not
a valuation period to determine the    warranties. Also, any statement made
net investment factor of that          either by you or by the insured will
valuation period. The unit value       not be used to void your policy nor
credit represents a portion, or all,   defend against a claim under your
of the payment we or our affiliates    policy unless the statement is
may receive from a fund or an          contained in the initial application
affiliate of a                         or in any application for change to
                                       this policy.

ICC15-20001                                                     Minnesota Life 5

No change or waiver of any of the       irrevocable beneficiary, the written
provisions of this policy will be       consent of that beneficiary will also
valid unless made in writing by us and  be required.
signed by our president, a vice
president, our secretary or an          DEATH BENEFIT
assistant secretary. No agent or other
person has the authority to change or   WHAT IS THE DEATH BENEFIT?
waive any provisions of your policy.
                                        On the date of death, the death
Any additional agreement attached to    benefit for this policy is equal to
this policy will become a part of this  the greater of:
policy and will be subject to all the
terms and conditions of this policy     (1)the death benefit calculated under
unless we state otherwise in the           the death benefit option in effect;
agreement.                                 or

WHEN DOES YOUR POLICY BECOME EFFECTIVE? (2)the minimum death benefit calculated under the death benefit
Your policy will become effective on       qualification test applicable for
the earlier of the policy date or the      this policy.
date the policy is delivered to you,
provided you have paid the initial      The death benefit qualification test
minimum premium, while the health of    is shown on the policy data pages and
the proposed insured remains as stated  cannot change.
in the application for this policy.
                                        WHAT ARE THE DEATH BENEFIT OPTIONS?
HOW WILL YOU KNOW THE STATUS OF YOUR
POLICY?                                 The death benefit options are:

Each year without charge, we will send     -  Level Option
you a report. It will include the
beginning and end dates of the current     -  Increasing Option
report period, the accumulation value,
if any, at the beginning of the         WHAT IS THE LEVEL OPTION?
current report period and at the end
of the current report period, death     Under the Level Option, the death
benefit, policy activity including any benefit equals the face amount. outstanding loans during the report
period, and the surrender value as of   WHAT IS THE INCREASING OPTION?
the date of the report. The report
will include a notice if the            Under the Increasing Option, the death
accumulation value is not projected to benefit equals the face amount plus keep the policy in force until the end the accumulation value of the policy
of the next reporting period without    at the insured's death.
further premium payments being made.
The information in the report will be   HOW IS THE DEATH BENEFIT OPTION
current as of a date within two months  ELECTED?
of its mailing.
                                        You elect a death benefit option on
You may also request in each policy     your policy application. If you fail
year to receive one illustrative        to make an election, the Level Option
report without charge. We reserve the   will be in effect.
right to charge for additional
illustrative reports up to the maximum WHAT IS THE DEATH BENEFIT amount stated in the policy data pages. QUALIFICATION TEST?

HOW DO YOU EXERCISE YOUR RIGHTS UNDER   In order for your policy to be
THE POLICY?                             considered life insurance under
                                        Section 7702 of the Code, it must
You can exercise all the rights under   satisfy either the cash value
this policy during the insured's        accumulation test or the guideline
lifetime by making a written request    premium test. Unless you specify
in good order to us. This includes the  otherwise, the death benefit
right to change the ownership. Any      qualification test for this policy is
change in ownership will take effect    the guideline premium test. The death
on the date the notice of change is     benefit qualification test is shown on
signed by you, unless otherwise         the policy data pages and cannot be
specified by you. Any payments made or  changed.
actions taken by the company prior to
receipt of the notice will remain       For your policy to remain qualified as
valid regardless of the date you        a life insurance policy, we reserve
signed the notice.                      the right to increase the amount of
                                        insurance on the insured, to return
You may assign this policy by           any excess accumulation value, to hold
forwarding to us a written request in   premium until the policy date or
good order in advance of such           policy anniversary, or limit the
assignment. We reserve the right,       amount of premium paid.
except to the extent prohibited by
applicable state law or regulation or   WHAT IS THE CASH VALUE ACCUMULATION
by the action of the appropriate state  TEST?
regulatory authority, or any agency or
officer performing like functions of    Under this test, the minimum death
the applicable State, to require that   benefit is the greater of the amount
assignment will be effective only upon  required for this policy to be deemed
our acceptance, and to refuse           life
assignments at any time on a
non-discriminatory basis. No
assignment applies to any action we
take before receiving your written
request.

If your policy is assigned, we will
also require the written consent of
the assignee. If you have designated an

ICC15-20001                                                     Minnesota Life 6
insurance according to the Code, or     Your written request will be effective
the accumulation value.                 as of the date you signed the request,
                                        unless you specify otherwise. However,
WHAT IS THE GUIDELINE PREMIUM TEST?     if the insured dies before the request
                                        has been received, the request will
Under this test, the minimum death      not be effective as to those death
benefit at any time is equal to the     proceeds we have paid or actions we
accumulation value multiplied by the    have taken before your request was
death benefit percentage for the age    received in good order.
of the insured as shown in the table
in the policy data pages.               PAYMENT OF SURRENDER OR DEATH PROCEEDS

WHEN IS THE DEATH BENEFIT DETERMINED?   WHEN WILL THE POLICY PROCEEDS BE
                                        PAYABLE?
The death benefit is determined on
each monthly policy anniversary and as  The proceeds of this policy will be
of the date of the insured's death.     payable if the policy is surrendered,
                                        terminated or if we receive proof
WHAT PROCEEDS ARE PAYABLE AT THE        satisfactory to us of the insured's
INSURED'S DEATH?                        death. These events must occur while
                                        the policy is in force. Proof of any
The amount payable at the insured's     claim under this policy must be
death shall be the death benefit        submitted in writing in good order to
provided by this policy, plus:          our home office. The proceeds will be
                                        paid at our home office and in a
  (1)  any additional insurance on      single sum unless a settlement option
       the insured's life provided      has been selected.
       by an additional agreement;
       plus                             CAN PROCEEDS BE PAID IN OTHER THAN A
                                        SINGLE SUM?
  (2)  under the Level Option, any
       premium paid by you after        Yes. You may, during the insured's
       the date of the insured's        lifetime, request that we pay the
       death; minus                     proceeds under one of the following
                                        settlement options. We may also use
  (3)  any unpaid monthly charges;      any other method of payment that is
       minus                            agreeable to you and us. A settlement
                                        option may be selected only if the
  (4)  any outstanding policy loan      payments are to be made to a natural
       and any unpaid policy loan       person in that person's own right.
       interest.

BENEFICIARY                             The following settlement options are
                                        all payable in fixed amounts as are
TO WHOM WILL WE PAY THE DEATH PROCEEDS? described below. These payments do not vary with the investment performance
When we receive proof satisfactory to   of the variable separate account.
us of the insured's death, we will pay
the death proceeds of this policy to      OPTION 1 -- INTEREST PAYMENTS
the beneficiary or beneficiaries named
in the application for this policy        Payment of interest on the surrender
unless you have changed the               or death proceeds at such times and
beneficiary. In that event, we will       for a period that is agreeable to you
pay the death proceeds to the             and us. Withdrawal of proceeds may be
beneficiary named in your last change     made in amounts of at least $500. At
of beneficiary request as provided        the end of the period, any remaining
below.                                    proceeds will be paid in either a
                                          single sum or under any other method
WHAT HAPPENS IF ONE OR ALL OF THE         we approve.
BENEFICIARIES DIES BEFORE THE INSURED?
                                          OPTION 2 -- PAYMENTS FOR A SPECIFIED
If a beneficiary dies before the          PERIOD
insured, that beneficiary's interest
in the policy ends with that              Monthly payments for a specified
beneficiary's death.                      number of years. The amount of each
                                          monthly payment for each $1,000 of
Only those beneficiaries who survive      surrender or death proceeds applied
the insured will be eligible to share     under this option is shown on the
in the death proceeds. If no              policy data pages. The monthly
beneficiary survives the insured, we      payments for any period not shown will
will pay the death proceeds of this       be furnished upon request.
policy to you, if living, otherwise,
to your estate, or to your successor      OPTION 3 -- LIFE INCOME
if you are a corporation no longer in
existence.                                Monthly payments for the life of the
                                          person who is to receive the income.
CAN YOU CHANGE THE BENEFICIARY?           We will require satisfactory proof of
                                          the person's age and gender (if
If you have reserved the right to         applicable). Payments can be
change the beneficiary, you can           guaranteed for 5, 10, or 20 years. The
request in writing to change the          amount of each monthly payment for
beneficiary. If you have not reserved     each $1,000 of surrender or death
the right to change the beneficiary,      proceeds applied under this option is
the written consent of the irrevocable    shown on the policy data pages. The
beneficiary will be required.

ICC15-20001                                                     Minnesota Life 7
  monthly payments for any ages not     PREMIUMS
  shown will be furnished upon
  request.                              WHEN AND WHERE DO YOU PAY YOUR
                                        PREMIUMS?
  OPTION 4 -- PAYMENTS OF A SPECIFIED
  AMOUNT                                The initial minimum premium must be
                                        paid by the time your policy is
  Monthly payments of a specified       delivered. All premiums after the
  amount until the surrender or         initial minimum premium must be mailed
  death proceeds and interest are       to us at our home office or such other
  fully paid.                           place as we may direct.

If you request a settlement option, we  IS THERE A MINIMUM PREMIUM PAYMENT
will prepare an agreement for you to    AMOUNT ONCE THE POLICY IS IN FORCE?
sign, which will state the terms and
conditions under which the payments     Any premium payment after the payment
will be made.                           of the initial minimum premium must be
                                        at least $50.00. Premiums may be paid
The settlement payments at the time of  at any time.
commencement will not be less than
those that would be provided by the     WHAT IS THE PLANNED PREMIUM?
application of the surrender value to
purchase a single premium annuity       The planned premium as of the policy
contract at purchase rates offered to   date or any policy change date is
the same class of annuitants by the     shown on the policy data pages. We
company whether the annuity benefits    will send you notices for the planned
are payable in fixed or variable        premium at the frequency shown on the
amounts or a combination thereof.       policy data pages. You may request to
                                        have us send you notices once a year,
CAN A BENEFICIARY REQUEST PAYMENT       twice a year, or four times a year.
UNDER A SETTLEMENT OPTION?              The amount of the planned premium you
                                        have selected and the frequency you
A beneficiary may select a settlement   have selected will be on the notice.
option only after the insured's death.
However, you may provide that the       ARE THERE OTHER METHODS OF PAYING
beneficiary will not be permitted to    PLANNED PREMIUMS?
change the settlement option or any
other method of payment you have        With the consent of your financial
selected.                               institution, you may request that your
                                        planned premiums be automatically
ARE THE PROCEEDS EXEMPT FROM CLAIMS OF  withdrawn on a monthly basis from your
CREDITORS?                              account at that institution and paid
                                        directly to us.
To the extent permitted by law, no
payment of proceeds or interest we      CAN YOU CHANGE YOUR PLANNED PREMIUM?
make will be subject to the claims of
any creditors.                          You may change your planned premium by
                                        sending us a written request in good
Also, if you provide that the option    order. In such case, we will send you
selected cannot be changed after the    notices for the new planned premium.
insured's death, the payments will not  Payment of the planned premium does
be subject to the debts or contracts    not guarantee that the policy will
of the person receiving the payments.   remain in force.
If garnishment or any other attachment
of the payments is attempted, we will   ARE THERE RESTRICTIONS ON THE PAYMENT
make those payments to a trustee we     OF PREMIUMS?
name. The trustee will apply those
payments for the maintenance and        Yes. We intend that this policy will
support of the person you named to      qualify as a life insurance policy as
receive the payments.                   defined by Section 7702 of the Code.
                                        In order to maintain such
WHAT SETTLEMENT OPTION GUARANTEED       qualification, we reserve the right to
ANNUAL INTEREST RATE WILL WE PAY ON     increase the amount of insurance, to
POLICY SURRENDER OR DEATH PROCEEDS?     return any excess accumulation value,
                                        to hold premium until the policy date
We will pay interest at an annual rate  or policy anniversary, or limit the
which will never be less than the       amount of premium we will accept.
Settlement Option Guaranteed Annual
Interest Rate shown on the policy data  In addition, unless you have specified
pages. On single sum death proceeds,    otherwise in writing, if the payment
we will pay interest from the date of   of a premium would cause your policy
the insured's death until the date of   to be classified as a modified
payment.                                endowment contract under the Code, we
                                        will not accept your payment.
If death proceeds are not paid within
31 days from the date payment is due,   If mandated by our policies and
interest from day 31 to the date of     procedures in order to comply with
payment will be credited at the         applicable laws, we may reject a
Settlement Option Guaranteed Annual     premium. We may also be required to
Interest Rate shown on the policy data  provide information to government
pages plus an additional 10% annually   regulators regarding the policy,
for the delay in payment.               policy owner and premium payments.

ICC15-20001                                                     Minnesota Life 8

WILL EVIDENCE OF INSURABILITY BE        you have chosen in your current
REQUIRED UPON THE PAYMENT OF A PREMIUM? allocation instructions, directly to the fixed indexed accounts.
We reserve the right to require
evidence of insurability satisfactory   HOW ARE INITIAL PREMIUMS ALLOCATED
to us for any premium payment that      WHEN YOUR POLICY IS ISSUED?
would result in an immediate increase
in the net amount at risk.              We reserve the right to delay the
                                        allocation of net premiums to named
IS THERE A PREMIUM REFUND AT THE        sub-accounts or to the fixed indexed
INSURED'S DEATH?                        accounts. Such a delay will be for a
                                        period of no more than 30 days after
If the Level Death Benefit Option is    the policy is delivered to you. If we
in effect at the insured's death, we    exercise this right, net premiums will
will pay to the beneficiary any         be allocated to the guaranteed
premium amount that was paid after the  interest account until the end of that
insured's death.                        period.

However, if your policy contains a      CAN YOU CHANGE YOUR ALLOCATION?
Waiver of Premium Agreement any
premium applied after the insured's     At any time you may change your
death was waived by us under that       allocation by sending us a written
agreement, we will not refund that      request in good order, by telephone,
premium.                                by facsimile (FAX) transmission, or
                                        through your agent as authorized by
If the Increasing Death Benefit Option  you. The change will be effective once
is in effect at the insured's death,    it is recorded in our home office. The
we will not refund any premium paid     change will apply to future premiums
after the insured's death.              paid after the effective date

IS THERE A PREMIUM REFUND AT SURRENDER? ACCOUNTS

No.                                     WHAT ACCOUNTS ARE AVAILABLE?

ALLOCATION OF PREMIUMS                  The accounts that are available are:

HOW ARE NET PREMIUMS ALLOCATED?            (1) Accounts where assets are held in
                                               the company's general account.
Allocations must be expressed in whole
percentages and must be in multiples           a.  Guaranteed interest account
of 1 percent of the net premium. We
reserve the right to restrict the              b.  Interim account
allocation of premium to the general
account options. We will apply your            c.  Fixed indexed accounts
premium payment on the day we receive
it. If your premium payment is                 d.  Fixed loan account
received after 3:00pm Central Time,
will apply your premium as of the next     (2) Accounts where assets are held in
valuation date.                                the variable separate account.

If you choose to allocate premium to    We reserve the right to add
the guaranteed interest account, we     additional, or eliminate current,
will allocate an amount of the net      accounts where assets are held in the
premium, based on the percentages you   company's general account. We will
have chosen in your current allocation  notify you in advance of any changes
instructions.                           in accounts.

If you choose to allocate premium to    Any accounts that are part of the
the sub-accounts of the variable        general account are for accounting
separate account, we will allocate an   purposes only. They do not represent a
amount of the net premium, based on     separate account. They do not
the percentages you have chosen in      represent any division of the general
your current allocation instructions.   account for the specific benefit of
                                        policies of this class.
If you choose to allocate premium to
one or more fixed indexed accounts, we  GUARANTEED INTEREST ACCOUNT will allocate an amount of the net
premium, based on the percentages you   WHAT IS THE GUARANTEED INTEREST
have chosen in your current allocation  ACCOUNT?
instructions, to the interim account
on the date the premium is received if  The guaranteed interest account is a
received by 3:00pm Central Time. If     part of the general account that
premium is received after 3:00pm        credits interest on a daily basis on
Central Time we will allocate to the    amounts held in that account.
interim account on the next business
day.                                    DOES THE GUARANTEED INTEREST ACCOUNT
                                        CREDIT INTEREST?
On the next interim account transfer
date, the value in the interim account  The guaranteed interest account
will be transferred to the fixed        credits interest at a rate at least
indexed accounts according to the       equal to the guaranteed interest rate
allocation instructions in effect on    shown on the policy data pages. We
the date the premium was received.      may, at our discretion, credit

If we receive your premium payment by
3:00pm Central Time on an interim
account transfer date, we will
allocate an amount of the net premium,
based on the percentages

ICC15-20001                                                     Minnesota Life 9
interest at a higher rate. We           WHAT IS THE INTERIM ACCOUNT TRANSFER
calculate and credit interest on a      DATE?
daily basis.
                                        The interim account transfer date as
WHAT IS THE VALUE OF THE GUARANTEED     of the policy date is shown on the
INTEREST ACCOUNT?                       policy data pages and will occur no
                                        more frequently than once per month.
The value in the guaranteed interest    If we change the interim account
account is the sum of:                  transfer date, we will notify you in
                                        your annual report or in other written
    (1) all net premiums allocated      notice.
        to the guaranteed interest
        account; plus                   WHAT HAPPENS ON THE INTERIM ACCOUNT
                                        TRANSFER DATE?
    (2) any credited interest; plus
                                        On the interim account transfer date,
    (3) transfers into the guaranteed   we will transfer all of the following
        interest account; plus          value in the interim account to one or
                                        more fixed indexed accounts:
    (4) allocation of fixed loan
        account interest; minus             (1) the net premium allocated to
                                                one or more fixed indexed
    (5) any policy loans; minus                 accounts according to your
                                                premium allocation instructions
    (6) partial surrenders; minus               in effect on the date premium
                                                is received; and
    (7) transfers to other accounts;
        minus                               (2) amounts in the interim account
                                                resulting from any transfers
    (8) charges assessed against your           from other accounts; and
        guaranteed interest account.
                                            (3) any loan repayments you made
INTERIM ACCOUNT                                 according to the instructions
                                                you gave us at the time of the
WHAT IS THE INTERIM ACCOUNT?                    loan repayment.

The interim account is a part of the    FIXED INDEXED ACCOUNTS
general account that contains
applicable net premiums and transfers   WHAT IS A FIXED INDEXED ACCOUNT?
from other accounts you have directed
to be placed into the fixed indexed     A fixed indexed account is a part of
accounts. On each interim account       the general account that credits
transfer date, the value in the         interest based on a change in the
interim account is moved into the       indices associated with that account.
associated fixed indexed accounts
according to your instructions.         WHAT FIXED INDEXED ACCOUNTS ARE
                                        AVAILABLE?
DOES THE INTERIM ACCOUNT CREDIT
INTEREST?                               The fixed indexed accounts available
                                        are shown on the policy data pages
The interim account credits interest    along with the indices that apply to
at a rate at least equal to the         each. Fixed indexed accounts are made
guaranteed interest rate shown on the   up of segments.
policy data pages. We may, at our
discretion, credit interest at a        WHAT IF AN INDEX IS DISCONTINUED OR IF
higher rate. We calculate and credit    THE CALCULATION OF THE INDEX IS
interest on a daily basis.              CHANGED SUBSTANTIALLY?

WHAT IS THE VALUE OF THE INTERIM        If an index is discontinued or if the
ACCOUNT?                                calculation of the index is changed
                                        substantially, we may substitute a
On any day, the value of the interim    comparable index subject to approval
account is equal to:                    by the Interstate Insurance Product
                                        Regulation Commission.
    (1) the interim account value as
        of the prior day; plus          We will send written notification to
                                        you, and any assignee of record, at
    (2) interest credited since the     the last known addresses at least 30
        prior day; plus                 days in advance. That notification
                                        will inform you of your options for
    (3) the amount of any net premiums  transferring to other accounts. If you
        allocated to the interim        do not give us transfer instructions
        account paid since the prior    prior to the date the account is
        day; plus                       discontinued, we will notify you as to
                                        which account we will transfer the
    (4) any policy loan repayment on a value in the discontinued account. policy that has a fixed
        interest rate loan, and any     HOW AND WHEN IS A SEGMENT CREATED?
        transfer from the fixed loan
        account since the prior day;    A new segment is created as a result
        minus                           of a combination of any of the
                                        following:
    (5) the amount of any charges
        assessed against the interim        (1) An automatic transfer to a
        account since the prior day;            fixed indexed account from
        minus                                   the interim account; and/or

    (6) the amount of any transfer
        from the interim account since
        the prior day; minus

    (7) any applicable partial
        surrenders since the prior day.

ICC15-20001                                                   Minnesota Life 10

    (2) A transfer to a fixed indexed   IS THERE A MINIMUM GROWTH CAP FOR THE
        account made by written         FIXED INDEXED ACCOUNT INDEX CREDIT
        request; and/or                 TERM?

    (3) An amount retained in a fixed   Yes. The minimum growth cap that we
        indexed account at the end of   may set for any fixed indexed account
        the segment term.               index credit term is shown on the
                                        policy data pages.
WHAT IS THE VALUE OF A FIXED INDEXED
ACCOUNT?                                FIXED LOAN ACCOUNT

The value of a fixed indexed account    WHAT IS THE FIXED LOAN ACCOUNT?
is equal to the sum of all the values
of all the segments in the fixed        The fixed loan account contains
indexed account. The value of a         amounts transferred from your other
segment on any day after the segment    accounts when a fixed interest rate
date is equal to:                       loan is taken.

    (1) the value of the segment as     DOES THE FIXED LOAN ACCOUNT CREDIT
        of the prior day; plus          INTEREST?

    (2) any index credits credited on   The fixed loan account credits
        the segment since the prior     interest at a rate at least equal to
        day; minus                      the guaranteed interest rate shown on
                                        the policy data pages. We may, at our
    (3) the amount of any monthly       discretion, calculate interest at a
        charges, index segment charges, higher rate. We calculate interest and transfers or partial surrenders add it to the fixed loan account on a
        from the segment since the      daily basis.
        prior day.
                                        WHAT IS THE VALUE OF THE FIXED LOAN
HOW AND WHEN ARE THE INDEX CREDITS      ACCOUNT?
CALCULATED?
                                        As of the initial loan transaction
We calculate index credits separately   date, the value of the fixed loan
for each segment at the end of each     account is equal to the value of any
index credit term and we add them to    policy loan on such date. After the
the segment at that time. Index         initial loan transaction date, the
credits are not calculated or credited  value of the fixed loan account is
to a segment except at the end of an    equal to:
index credit term. Amounts deducted
from a segment prior to the end of an       (1) the fixed loan account value as
index credit term will not receive any          of the prior day; plus
index credit.
                                            (2) any interest credited since the
The index credit is equal to the value          prior day; plus
of the segment as of the end of the
index credit term, prior to applying        (3) any new fixed interest rate
any index credits, multiplied by the            policy loan since the prior
participation rate, and then                    day; minus
multiplied by the segment growth rate.
                                            (4) any fixed interest rate policy
WHAT IS THE SEGMENT GROWTH RATE FOR             loan amount repaid since the
EACH SEGMENT?                                   prior day; minus

The segment growth rate is equal to         (5) any amount, other than a loan
the weighted average of the index               repayment, transferred to other
growth rates for each external index            accounts since the prior day.
applicable to that segment, subject to
the maximum of the growth cap and the   VARIABLE SEPARATE ACCOUNT
minimum of the growth floor. An index
weight is a percentage assigned to      WHAT IS THE VARIABLE SEPARATE ACCOUNT?
each index in an indexed account. The
weights for the external indices        The variable separate account is the
applicable to each indexed account are  "Minnesota Life Individual Variable
shown on the policy data pages.         Universal Life Account". We
                                        established this variable separate
WHAT IS THE INDEX GROWTH RATE FOR EACH  account for this class of policies and
EXTERNAL INDEX?                         other classes of policies under
                                        Minnesota law. The variable separate
The index growth rate for any external  account is composed of several
index is equal to:                      sub-accounts. We own the assets of the
                                        variable separate account. However,
    (1) the closing value of the index  those assets are not chargeable with
        as of the day coinciding with   the liabilities arising out of any
        the end of the index credit     other business we may conduct. Income,
        term,                           gains and losses from assets of the
                                        separate account shall be charged
    (2) divided by the closing value of against such account without regard to
        the index as of the day         other income, gains or losses of the
        coinciding with the end of the  insurer.
        prior index credit term, (or
        the day preceding the segment   HOW WAS THE VARIABLE SEPARATE ACCOUNT
        date for the first index credit ESTABLISHED?
        calculation done within the
        segment),                       We established the variable separate
                                        account under Minnesota Law. It is
    (3) minus one (1).                  registered as a unit investment trust
                                        under the 1940 Act.
The closing value of the index is the
published value of the index as of the
end of the business day. If no closing
value is published for the days
referred to above, we will use the
closing value for the prior day for
which the closing value is published.

ICC15-20001                                                    Minnesota Life 11

WHAT IS THE PURPOSE OF THE VARIABLE        (3)  combine the variable
SEPARATE ACCOUNT?                               separate account with one or
                                                more other variable separate
The variable separate account                   accounts;
supports the operation of the policy
(except policy loans and settlement        (4)  operate the variable
options) and others of its class.               separate account or a
Assets of the variable separate                 sub-account as either a unit
account also support other variable             investment trust or a
life insurance policies we offer                management company under the
through the variable separate account.          1940 Act or in any other
                                                form allowed by law;
ARE SUB-ACCOUNTS AVAILABLE UNDER THE
VARIABLE SEPARATE ACCOUNT?                 (5)  terminate and/or liquidate
                                                the variable separate
The variable separate account is                account;
divided into sub-accounts. We
allocate net premiums to one or more       (6)  make any changes to the
of the sub-accounts you have chosen.            variable separate account to
We reserve the right to add, combine            conform with, or required by
or remove any sub-account of the                any change in, federal tax
variable separate account and to                law, the 1940 Act and
transfer the assets of one or more              regulations promulgated
sub-accounts to any other                       thereunder, or any
sub-account. We also reserve the                applicable federal or state
right to make the sub-accounts                  laws.
available under other classes of
policies as we deem appropriate.       HOW ARE UNITS DETERMINED?

WHAT ARE THE INVESTMENTS OF THE        With each net premium payment
VARIABLE SEPARATE ACCOUNT?             allocated to a sub-account, we divide
                                       that payment by the then current unit
Each sub-account invests exclusively   value for the sub-account, to
in the shares of a corresponding       determine the number of units to
fund. Shares are purchased for the     credit to the sub-account. The then
variable separate account at the net   current unit value is the value at
asset value of the applicable fund.    the end of the valuation date on
If investment in a fund is no longer   which we receive your premium. Once
possible or if we determine it         determined, the number of units will
inappropriate for policies of this     not be affected by changes in the
class, we may substitute another fund. unit value.

Substitution may be with respect to    HOW ARE UNITS INCREASED OR DECREASED?
existing policy values. The
investment policy of the variable      The number of units in each
separate account may not be changed,   sub-account will be increased by the
however, without the approval of the   allocation of subsequent net
regulatory authorities of the state    premiums, fixed interest rate loan
of Minnesota. If required, we will     repayments, transfers to that
file for approval with the regulatory  sub-account, and allocations of fixed
authorities of the state in which      loan account interest. The number of
this policy is issued.                 units will be decreased by policy
                                       charges to the sub-account, fixed
We reserve the right to provide to a   interest rate policy loans, transfers
fund, information about owners and     and partial surrenders from that
their trading activities involving     sub-account. The number of
the fund's portfolio(s) that we deem   sub-account units will decrease to
necessary to (1) deter fraud or        zero if a policy is surrendered or
violations of our operating rules or   terminated.
the operating rules of the fund and
(2) as required to comply with         HOW IS A UNIT VALUED?
applicable state or federal law.
                                       The value of a unit for each
WHAT CHANGES MAY WE MAKE TO THE        sub-account was originally set at
VARIABLE SEPARATE ACCOUNT?             $1.00 on the first valuation date.
                                       The unit value increases or decreases
We reserve the right, when permitted   on each valuation date. For any
by law, to transfer assets of the      valuation date, the unit value is
variable separate account which we     equal to its value on the preceding
determine to be associated with the    valuation date multiplied by the net
class of policies to which this        investment factor for that
policy belongs, to another variable    sub-account for the valuation period
separate account. If such a transfer   ending on the subsequent valuation
is made, the term "variable separate   date. The assets of the variable
account" as used in this policy shall  separate account shall be valued on
then mean the variable separate        each valuation date.
account to which the assets are
transferred. A transfer of this kind   WHAT IS THE NET INVESTMENT FACTOR FOR
may require the advance approval of    EACH SUB-ACCOUNT?
state regulatory authorities.
                                       The net investment factor is a
We reserve the right, when permitted   measure of the net investment
by law, to:                            experience of a sub-account.

    (1)  de-register the variable      The net investment factor for a
         separate account under the    valuation period is the gross
         1940 Act;                     investment rate for such valuation
                                       period, plus any unit value credit
    (2)  restrict or eliminate any     under this policy. We determine
         voting right of policy        periodically whether unit value
         owners or other persons who   credits apply. Unit value credits are
         have voting rights as to the  not guaranteed.
         variable separate acount;

ICC15-20001                                                  Minnesota Life 12

The gross investment rate is equal to: WHICH ACCOUNTS ARE AVAILABLE FOR
                                       REQUESTED TRANSFERS?
    (1)  the net asset value per
         share of a fund share held    You can transfer the value in your
         in the sub-account of the     accounts into, or out of, the
         variable separate account     following accounts:
         determined at the end of the
         current valuation period;         (1)  guaranteed interest account;
         plus
                                           (2)  fixed indexed accounts;
    (2)  the per-share amount of any
         dividend or capital gain          (3)  any sub-acount of the
         distributions by the fund if           variable separate account.
         the "ex-dividend" date
         occurs during the current     ARE THERE LIMITATIONS ON TRANSFERS?
         valuation period; divided by
                                       The value to be transferred must be
    (3)  the net asset value per       at least $250. If the value in an
         share of that fund share      account or sub-account is less than
         held in the sub-account       $250, we reserve the right to include
         determined at the end of the  that remaining account or sub-account
         preceding valuation period.   value in the amount transferred.

WHAT IS THE VALUE OF YOUR INVESTMENT   We reserve the right to restrict the
IN THE VARIABLE SEPARATE ACCOUNT       dollar amount of any transfer to or
ACCUMULATION VALUE?                    from the guaranteed interest account
                                       and fixed indexed accounts. In
The value of your investment in the    addition, transfers to or from the
variable separate account is the sum   guaranteed interest account and fixed
of the units of each sub-account       indexed accounts may be limited to
multiplied by the unit value for that one such transfer per policy year. sub-account.
                                       You may give us instructions in
The value of your investment in the    writing for a series of systematic
variable separate account is not       transfers. However, systematic
guaranteed.                            transfers from the fixed indexed
                                       accounts are not allowed.
ACCUMULATION VALUE
                                       ARE THERE ADDITIONAL RESTRICTIONS ON
WHAT IS THE ACCUMULATION VALUE?        TRANSFERS OF VALUES OF THE VARIABLE
                                       SEPARATE ACCOUNT?
The accumulation value is equal to
the sum of the values in the           Short-term and excessive trading
guaranteed interest account, fixed     (sometimes referred to as "market
indexed accounts, fixed loan account, timing") by an owner may have a variable separate account and interim detrimental effect on assets in the
account in which you are invested,     sub-account, the share prices of the
each of which is valued separately.    corresponding funds, and the rights
                                       of other owners. Therefore, to deter
IS THERE A MINIMUM VALUE APPLICABLE    short term and excessive trading, we
ON ANY ACCOUNT?                        reserve the right to limit the amount
                                       and frequency of transfers to the
If your policy terminates, is          sub-accounts and to refuse to process
surrendered, or the death benefit is   transfers. Such restrictions may also
paid, we will calculate a minimum      be applied in any other manner
value on each fixed indexed account,   reasonably designed to prevent any
the interim account, and the           use of the transfer right which we
guaranteed interest account. The       consider to be to the disadvantage of
minimum value at death, surrender, or  other owners.
termination for each fixed indexed
account, the interim account, and the  If we suspect market timing activity,
guaranteed interest account is         we will send you a warning notice
calculated reflecting all increases    indicating that if the suspected
and decreases to the fixed indexed     activity continues, we will take
accounts, the interim account, and     action to restrict such activity. If
the guaranteed interest account with   the suspected pattern of market
the exception of any indexed account   timing is found in two quarters, we
charges and any index segment          will restrict transaction activity to
charges, using the guaranteed          requests submitted to us in writing
interest rate shown on the policy      via regular U. S. mail, signed by the
data pages. The interest amount is     policyowner. Transaction activity
calculated and credited daily.         that warrants a restriction does not
                                       need to occur in two consecutive
REQUESTED TRANSFERS                    quarters.

WHAT IS A REQUESTED TRANSFER?          The funds may restrict the amounts or
                                       frequency of transfers to or from the
A requested transfer is a              sub-account of the variable separate
reallocation of all or a portion of    account in order to protect fund
the value in your accounts to another  shareholders.
account or accounts. Transfers must
be requested in writing, by            In addition, certain funds in which
telephone, by facsimile (FAX)          the sub-accounts invest may impose
transmission, or through your agent    redemption fees. Any fund redemption
as authorized by you and are subject   fees that you are charged are paid to
to the conditions and limitations on   and retained by the fund, and not us
transfers.                             or the variable separate account.

                                       There may be a delay in completing a
                                       transfer if the transfer involves a
                                       purchase of shares from a fund that
                                       requires the receipt of federal funds
                                       before accepting a

ICC15-20001                                                  Minnesota Life 13
purchase order, or redemption of       subject to the limitations we have
shares from a fund that delays the     established on a transferred account.
payment of proceeds.
                                       If we receive a written request in
HOW WILL WE DETERMINE THE VALUE OF     good order to transfer value to a
YOUR ACCOUNTS UPON RECEIPT OF A        fixed indexed account on a date other
TRANSFER REQUEST?                      than an interim account transfer
                                       date, we will transfer value to the
Transfers out of the variable          interim account on the date your
separate account or among the          request is received in good order. On
sub-accounts of the variable separate  the next interim account transfer
account will be made on the basis of   date, the value in the interim
sub-account unit values as of the end  account will be transferred to the
of the valuation date on which we      fixed indexed account. If we receive
receive your written request in good   a written request in good order to
order at our home office.              transfer value to a fixed indexed
                                       account on an interim account
The value of the transfers out of the  transfer date, we will transfer the
guaranteed interest account will be    value directly to the fixed indexed
determined as of the date on which we  account.
receive your written request in good
order at our home office.              BASIS OF VALUES

The amount to be transferred out of    WHAT IS THE BASIS FOR THE
each segment of the fixed indexed      CALCULATIONS OF THE NONFORFEITURE
account will be determined as of the   VALUES?
end of the segment term. The amount
of any transfer out of the interim     We use the guaranteed interest rate
account will be determined as of the   shown on the policy data pages and
date on which we receive your written  the 2001 Commissioners Standard
request in good order at our home      Ordinary Tobacco-Distinct, Ultimate,
office.                                Age Nearest Birthday, Sex-Distinct,
                                       Curtate Mortality Tables. For
Transfers will be effective after we   juvenile issues, issue ages 0-15, we
approve and record them at our home    use the 2001 Commissioners Standard
office.                                Ordinary Tobacco Aggregate, Ultimate,
                                       Age Nearest Birthday, Sex-Distinct,
ARE THERE ADDITIONAL RESTRICTIONS ON   Curtate Mortality Tables through
TRANSFERS OF VALUES FROM THE FIXED     attained age 15 and the 2001
INDEXED ACCOUNTS?                      Commissioners Standard Ordinary
                                       NonTobacco, Ultimate, Age Nearest
Requests to transfer values of any     Birthday, Sex-Distinct, Curtate
fixed indexed accounts may be made in  Mortality Tables for attained ages 16
writing at any time. Transfers from    and greater. However, if the policy
any fixed indexed account will always  was issued as unisex, we use a affect all segments within that fixed  corresponding unisex mortality table,
indexed account.                       the 2001 Commissioners Standard
                                       Ordinary Tobacco-Distinct, Ultimate,
Any request to transfer value from a   Age Nearest Birthday, Curtate Table B
fixed indexed account, including       (80% male, 20% female) Mortality
transfers to another fixed indexed     Tables. The genders on the policy
account, must specify the amount to    data pages describe whether the
be transferred as a whole percentage   policy was issued as sex-distinct or
of value in the fixed indexed          unisex.
account. Transfers of values from
each segment in the fixed indexed      DO THE VALUES IN THIS POLICY CONFORM
account and from any corresponding     TO THE MINIMUMS REQUIRED BY LAW?
interim account will be based upon
such specified percentage. Any         Yes, the nonforfeiture values for
transfer of value from an interim      this policy comply with the
account will occur on the date we      Interstate Insurance Product
receive the transfer request in good   Regulation Commission Uniform
order at our home office. However,     Standards. A detailed statement
transfers of value from fixed indexed  showing how those values are account segments, including transfers  determined has been filed with the
to another fixed indexed account,      Interstate Insurance Product
will only occur at the end of the      Regulation Commission. Accumulation
segment term for each applicable       values and any paid-up nonforfeiture
segment.                               benefits available under the policy
                                       are not less than the minimum values
When such transfers are made, we will  and benefits required by, or pursuant
process the transactions in this       to, the NAIC Variable Life Insurance
order:                                 Regulation, Model #270.

    (1)  first we credit any interest  POLICY CHANGES
         and index credits,
                                       WHAT POLICY CHANGES CAN BE MADE UNDER
    (2)  then make transfers, and      THIS POLICY?

    (3)  then assess charges, if any.  After the first policy anniversary and while this policy is still in
HOW DO WE PROCESS TRANSFERS TO A       force, you may ask us to make any of
FIXED INDEXED ACCOUNT FROM ACCOUNTS    the following policy changes:
OTHER THAN A FIXED INDEXED ACCOUNT?
Transfers into any fixed indexed           (1)  increase or decease the face
account from anything other than a              amount;
fixed indexed account may be done any
time                                       (2)  change the death benefit
                                                option;

                                           (3)  take a partial surrender;

                                           (4)  change your risk class.

ICC15-20001                                                  Minnesota Life 14

You may request a policy change by     approval of any face amount decrease,
completing a policy change             we will send you new policy data
application.                           pages.

WILL EVIDENCE OF INSURABILITY BE       HOW ARE COVERAGE LAYERS AFFECTED BY A
REQUIRED?                              DECREASE IN FACE AMOUNT?

Any change in your risk class or any   If there have been prior increases in
increase in the net amount at risk     face amount, any coverage layers that
resulting from a policy change will    are eligible for decrease will be
require evidence of insurability       decreased in the following order:
satisfactory to us.
                                           (1)  first, the most recent
WHEN WILL A POLICY CHANGE BE                    increase;
EFFECTIVE?
                                           (2)  next, other increases in
A policy change will become effective           face amount, in the reverse
only:                                           order in which they were
                                                added; and
    (1)  on the first monthly policy
         anniversary on or following       (3)  finally, the original face
         the date we approve and                amount.
         record it at our home
         office; and                   ARE THERE RESTRICTIONS ON FACE AMOUNT
                                       DECREASES BASED ON THE CODE?
    (2)  while the health of the
         insured remains as stated in  If a requested face amount decrease
         the application for this      would cause your policy to be
         change.                       disqualified as life insurance under
                                       the Code, we will not accept your
When we approve your written request   request. In addition, unless you have
in good order for a change, we will    specified otherwise in writing, if a
mail you at your last known address,   requested face amount decrease would
new policy data pages with a copy of   cause your policy to be classified as
your change application attached to    a modified endowment contract under
them.                                  the Code, we will not accept your
                                       request.
MAY THE DEATH BENEFIT OPTION BE
CHANGED?                               POLICY CHARGES

You may apply to have the death        WHAT TYPES OF CHARGES ARE THERE UNDER
benefit option changed. We must        THIS POLICY?
approve any request to change the
death benefit option. The change will  Charges under this policy are those
take effect on the first monthly       which we assess against your premiums
policy anniversary on or following     and your accumulation value.
the date we approve your request.
After a change in the death benefit    WHAT CHARGES ARE ASSESSED AGAINST
option, the death benefit amount will  PREMIUMS?
remain the same as before the death
benefit option changed.                Against each premium, we assess a
                                       premium charge not to exceed the
CAN YOU CHANGE THE FACE AMOUNT OF      percent shown on the policy data
YOUR POLICY?                           pages. We assess this charge to
                                       compensate us for distribution and
You may request a change to your       administrative expenses and certain
policy's face amount.                  premium taxes associated with our
This request must be made within the   issuance of the policy.
lifetime of the insured. The minimum
change must be at least $5,000 except  WHAT CHARGES ARE ASSESSED AGAINST for face amount changes which are the  YOUR ACCUMULATION VALUE?
result of a partial surrender of the
policy.                                Against your accumulation value, we
                                       assess:
HOW MAY THE FACE AMOUNT BE INCREASED?
                                           (1)  Monthly Policy Charge. This
You must submit an application to               charge will not exceed the
increase your policy's face amount.             amount shown on the policy
The application must include evidence           data pages. This charge is
of insurability satisfactory to us.             to cover certain
The effective date of the increase in           administrative expenses,
face amount will be the first monthly           including those attributable
policy anniversary on or following              to the records we create and
the date all requirements are met.              maintain for your policy.
Upon approval of any face amount
increase, we will send you new policy      (2)  Policy Issue Charge. This
data pages.                                     charge is shown in the
                                                schedule on the policy data
HOW MAY THE FACE AMOUNT BE DECREASED?           pages and applies for the
                                                period shown on the policy
You must send us a written request to           data pages following issue
decrease the face amount of your                and face amount increases.
policy if there are one or more                 This charge is to recover
coverage layers eligible for a                  the expense of issuing,
decrease shown on the policy data               underwriting and
pages. A coverage layer is eligible             distributing the policy.
for a decrease if it has been in
force for at least one year. The           (3)  Cost of Insurance Charge.
effective date of the decrease in               This charge for each
face amount will be the first monthly           coverage layer is calculated
policy anniversary on or following              by multiplying the net
the date we receive the written                 amount at risk for that
request in good order and have                  coverage layer by a rate
approved it. Upon                               which varies with the
                                                insured's age, gender (if
                                                applicable) and risk class,
                                                where permitted by

ICC15-20001                                                  Minnesota Life 15
        state law. The maximum cost               not exceed the rate shown on
        of insurance rates for the                the policy data pages. This
        initial coverage layer are                charge is to help cover
        shown on the policy data                  expenses that are directly
        pages. The maximum cost of                related to the creation of
        insurance rates for any                   the segments in the fixed
        subsequent coverage layer                 indexed accounts and is
        are shown on the new policy               deducted from the applicable
        data pages sent at the time               fixed indexed account
        of the increase. This charge              segment as of the interim
        compensates us for providing              account transfer date.
        the death benefit under this
        policy.                          WHICH OF THE POLICY CHARGES ARE
                                         SUBJECT TO ADJUSTMENT?
   (4)  Mortality and Expense Risk
        Charge. This charge will not     All of the policy charges are subject
        exceed the maximum rate          to adjustment, but the policy charges
        shown on the policy data         will never exceed the maximum amounts
        pages multiplied by the          shown on the policy data pages.
        accumulation value. This
        charge is for assuming the       If any policy charge is adjusted, any
        risks that the cost of           such adjustment will be based on
        insurance charge will be         future estimated or emerging
        insufficient to cover actual     experience as well as profit
        mortality experience and         considerations. Those experience
        that the other policy            factors that could cause a change in
        charges will not cover our       the policy charges are interest,
        expenses in connection with      mortality, persistency, policy
        the policy.                      duration, taxes, accumulation value
                                         allocations, expenses and profit
   (5)  Indexed Account Charge. This     considerations.
        charge will not exceed the
        maximum rate shown on the        WHEN ARE CHARGES ASSESSED AGAINST
        policy data pages multiplied     YOUR ACCUMULATION VALUE?
        by the value in the fixed
        indexed accounts. This           The Monthly Policy Charge, Policy
        charge is to help cover          Issue Charge, Cost of Insurance
        administrative and other         Charge, Mortality and Expense Risk
        expenses associated with the     Charge, Indexed Account Charge, Cash
        fixed indexed accounts of        Extra Charge, and Charges for
        the policy.                      Additional Agreements are assessed in
                                         advance on the policy date and at
   (6)  Cash Extra Charge. This          every monthly policy anniversary.
        charge compensates us for
        providing the death benefit      The Index Segment Charge is assessed
        when certain mortality risks     against your fixed indexed account
        exceed the standard and is       accumulation value as of the interim
        shown on the policy data         account transfer date.
        pages.
                                         A Transaction Charge is assessed
   (7)  Transaction Charges:             against your accumulation value when
                                         the transaction occurs.
        a.   A Policy Change
             Transaction Charge is       A Surrender Charge is assessed
             charged at every policy     against your accumulation value when
             change except for           the policy is surrendered or
             partial surrenders.         terminates.
             This charge is for
             expenses associated         HOW WILL POLICY CHARGES THAT ARE
             with processing a           ASSESSED AGAINST ACCUMULATION VALUE
             policy change. The          BE TAKEN FROM YOUR VARIOUS ACCOUNTS?
             charge will not exceed
             the amount shown on the     With the exception of the Indexed
             policy data pages.          Segment Charge, you may instruct us
                                         as to which accounts and in which
        b.   A Partial Surrender         proportions the policy charges will
             Transaction Charge is       be taken. However, an instruction to
             charged for expenses        take the policy charges from a fixed
             associated with             indexed account will apply on a
             processing a partial        pro-rata basis based on the value in
             surrender. The Partial      each segment of the fixed indexed
             Surrender Transaction       account.
             Charge is shown on the
             policy data pages.          In the absence of any instructions,
                                         the policy charges will be taken from
        c.   A Transfer Transaction      your accounts in the following order:
             Charge is charged at
             each requested transfer         (1)  All policy charges will be
             of accumulation value.               taken first from the value
             This charge is for                   in the guaranteed interest
             expenses associated                  account.
             with processing a
             requested transfer. The         (2)  If the policy charges exceed
             charge will not exceed               the value in the guaranteed
             the amount shown on the              interest account, the
             policy data pages.                   remaining policy charges
                                                  will be taken from the value
   (8)  Surrender Charge. This                    in the
        charge is shown in the
        schedule on the policy data
        pages and applies for the
        period shown on the policy
        data pages following issue
        and face amount increases.
        This charge is to compensate
        us for expenses on the
        policy which have not yet
        been recovered through other
        policy charges.

   (9)  Additional Agreements
        Charge. If any agreements
        are attached to this policy,
        there may be a charge for
        any such agreement shown on
        the policy data pages.

   (10) Index Segment Charge. This
        charge is equal to a
        percentage rate multiplied
        by the value of an indexed
        account segment as of the
        interim account transfer
        date . The percentage rate
        will

ICC15-20001                                                  Minnesota Life 16
variable separate account on a         REINSTATEMENT
pro-rata basis based on the value in
each sub-account.                      CAN YOU REINSTATE YOUR POLICY AFTER
                                       IT HAS TERMINATED?
(3) If the policy charges exceed the
value in the guaranteed interest and   Yes. At any time within three years
variable separate accounts, the        from the date of policy termination,
remaining policy charges will be       you may ask us to restore your policy
taken from the value in the interim    to an in force status, unless the
account.                               policy has terminated due to a full
                                       policy surrender. We will require:
(4) If the policy charges exceed the
value in the guaranteed interest,      (1) your written request in good
variable separate account and the      order to reinstate this policy;
interim accounts, the remaining
policy charges will be taken from the  (2) that you submit to us at our home
value in the fixed indexed accounts    office during the insured's lifetime
on a pro-rata basis based on the       evidence satisfactory to us of the
value in each segment.                 insured's insurability so that we may
                                       have time to act on the evidence
GRACE PERIOD                           during the insured's lifetime;

WHAT IF THERE IS INSUFFICIENT          (3) a payment sufficient to cover all
ACCUMULATION VALUE TO COVER THE        monthly charges, policy loan interest
MONTHLY CHARGES?                       due and unpaid during the grace
                                       period, and any proceeds paid at
If the accumulation value less the     termination; and
sum of the policy loan and any unpaid
policy loan interest is insufficient   (4) a premium sufficient to keep the
to cover the monthly charges on any    policy in force for three (3) months
monthly policy anniversary, a 61-day   after the date of the reinstatement.
grace period begins. Your policy will
remain in force during the grace       WHAT IS THE EFFECTIVE DATE OF THE
period. You may pay premiums during    REINSTATEMENT?
this grace period to cover the
insufficiency and continue your        The effective date of the reinstated
policy in force beyond the grace       policy will be the first monthly
period. At least 31 days prior to the policy anniversary on or following end of the grace period, we will send the date we approve your request to
you, and any assignee of record, at    reinstate.
the last known addresses, a written
notice indicating the due date and     WHAT ARE THE SURRENDER AND POLICY
the payment required to keep your      CHARGES AT THE REINSTATEMENT DATE?
policy in force.
                                       The surrender charge and policy
WHAT IS THE PAYMENT REQUIRED TO KEEP   charge schedules that were in place
THE POLICY IN FORCE?                   at the end of the grace period will
                                       be effective at the reinstatement
The payment required to keep your      date.
policy in force after the grace
period commences is equal to three     We will send you new policy data
times the sum of all the monthly       pages when your policy is reinstated.
charges that were due at the
beginning of the grace period, plus    HOW IS YOUR ACCUMULATION VALUE
the premium charge that would apply.   CALCULATED UPON REINSTATEMENT?

WHAT HAPPENS IF THIS PAYMENT IS NOT    The accumulation value upon the
MADE WITHIN THE GRACE PERIOD?          effective date of your reinstatement
                                       will be based upon the premium
If the payment is not made by the end payment made to reinstate the policy of the grace period, your policy will less any applicable charges. terminate.
                                       POLICY LOANS
WHAT HAPPENS IF THE INSURED DIES
DURING THE GRACE PERIOD?               CAN YOU BORROW MONEY ON YOUR POLICY?

If the insured dies during the grace   You may borrow up to the maximum loan
period, the death proceeds will be     amount. This amount is determined as
paid to the beneficiary.               of the date we receive your written
                                       request in good order for a loan. We
                                       will require your written request for
                                       a policy loan. The policy will be the
                                       only security required for your loan.

                                       We have the right to postpone your
                                       loan for up to six months when the
                                       policy loan is to come from the value
                                       of your accounts that are part of the
                                       general account. We cannot do so if
                                       the loan is to be used to pay
                                       premiums on any policies you have
                                       with us.

ICC15-20001                                                  Minnesota Life 17

WHAT TYPE OF POLICY LOANS ARE           charges. This amount will be
AVAILABLE?                              determined as of the date we receive
                                        your request for a loan in good order
You may choose between a fixed          at our home office.
interest rate loan and a variable
interest rate loan. If you are          HOW WILL THE ACCUMULATION VALUE BE
switching from a fixed interest rate    AFFECTED WHEN YOU TAKE A FIXED
loan to variable interest rate loan     INTEREST RATE LOAN?
type, you must have sufficient value
in the fixed indexed accounts. If you   We will take the amount of the loan
want to change the type of loan and a   from your accounts other than the
policy loan exists, your existing loan fixed loan account and transfer those balance plus any accrued loan interest values to the fixed loan account.
will be transferred to the other loan
type.                                   You may instruct us as to which
                                        accounts and in which proportions a
WHEN IS POLICY LOAN INTEREST DUE AND    fixed interest rate policy loan will
PAYABLE?                                be taken. However, an instruction to
                                        take a fixed interest rate policy loan
Interest accrues daily and will be      from a fixed indexed account will
charged on the loan in arrears. Policy  apply on a pro-rata basis based on the
loan interest is due on a policy loan   value in each segment of the fixed
transaction, on each policy             indexed account.
anniversary, on surrender or
termination of the policy and on the    In the absence of any instructions,
date of the death of the insured. If    the fixed interest rate loan amount
you do not pay the interest on your     will be taken from your accounts in
loan in cash, your policy loan will be  the following order:
increased by an additional policy loan
in the amount of the unpaid interest.        (1)  All fixed interest rate loan
It will then be charged the same rate             amounts will be taken first
of interest as your loan.                         from the value in the
                                                  guaranteed interest account.
HOW AND WHEN CAN YOU REPAY YOUR LOAN?
                                             (2)  If the fixed interest rate
If your policy is in force, your loan             loan amount exceeds the
can be repaid in part or in full at               value in the guaranteed
any time before the insured's death.              interest account, the
Your loan may also be repaid within 60            remaining fixed interest
days after the date of the insured's              rate loan amount will be
death if we have not paid any of the              taken from the value in the
benefits under this policy.                       variable separate account on
                                                  a pro-rata basis based on
WHAT HAPPENS IF YOU DO NOT REPAY YOUR             the value in each
LOAN?                                             sub-account.

Your policy will remain in force so          (3)  If the fixed interest rate
long as the accumulation value less               loan amount exceeds the
the sum of the policy loan and any                value in the guaranteed
unpaid policy loan interest is                    interest account and
sufficient to cover the monthly                   variable separate accounts,
charges. Otherwise, your policy will              the remaining fixed interest
terminate.                                        rate loan amount will be
                                                  taken from the value in the
To prevent your policy from                       interim account.
terminating, you will have to make a
loan repayment. We will notify you 61        (4)  If the fixed interest rate
days in advance of our intent to                  loan amount exceeds the
terminate the policy and the loan                 value in the guaranteed
repayment required to keep it in                  interest account, variable
force. The repayment must be                      separate account and the
postmarked within 61 days after our               interim accounts, the
mailing of the notice.                            remaining fixed interest
                                                  rate loan amount will be
WHAT HAPPENS TO UNALLOCATED MONEY WE              taken from the value in the
RECEIVE?                                          fixed indexed accounts on a
                                                  pro-rata basis based on the
Unless money we receive is designated             value in each segment.
by you as a repayment of loan or loan
interest, we will automatically apply   IS THE INTEREST CREDITED IN THE FIXED
it as premium for your policy.          LOAN ACCOUNT TRANSFERRED TO OTHER
                                        ACCOUNTS?
FIXED INTEREST RATE LOAN
                                        Yes. At every policy loan transaction
WHAT IS A FIXED INTEREST RATE LOAN?     and policy anniversary, the interest
                                        credited to the fixed loan account
A fixed interest rate loan is a loan    since the last policy loan transaction
where the interest rate we charge does  or the last policy anniversary is not vary for the duration of the loan.  allocated to your other accounts on a pro-rata basis.
The fixed interest rate is shown on
the policy data pages.                  WHAT HAPPENS WHEN YOU REPAY A FIXED
                                        INTEREST RATE POLICY LOAN?
WHAT IS THE MAXIMUM AMOUNT AVAILABLE
FOR A FIXED INTEREST RATE LOAN?         When you repay a fixed interest rate
                                        policy loan, the policy loan is
The maximum amount available for a      reduced by the amount of the loan
fixed interest rate loan under your     repayment.
policy is the accumulation value less
the surrender charge less three         You may instruct us as to which
(3) months of monthly                   accounts and in which proportions the
                                        fixed loan repayment will be allocated.

ICC15-20001                                                    Minnesota Life 18

In the absence of any instructions,     WHAT HAPPENS WHEN YOU REPAY A
the fixed interest rate loan            VARIABLE INTEREST RATE LOAN?
repayment will be allocated to all
your accounts other than the fixed      When you repay a variable interest
loan account on a pro-rata basis        rate loan, that loan is reduced by
based on the value in each of the       the amount of the loan repayment.
accounts.
                                        WHAT HAPPENS IF THE VARIABLE INTEREST
We reserve the right to restrict the    RATE LOAN EXCEEDS THE VALUE IN THE
amount of any fixed interest rate       FIXED INDEXED ACCOUNTS INCLUDING THE
loan repayment allocated to the         INTERIM ACCOUNT?
guaranteed interest account or to the
fixed indexed accounts.                 If the variable interest rate loan
                                        plus any accrued loan interest
VARIABLE INTEREST RATE LOAN             exceeds the value in the fixed
                                        indexed accounts, including the
WHAT IS A VARIABLE INTEREST RATE LOAN?  interim account, we will automatically transfer any existing
A variable interest rate loan is a      loan balance plus accrued loan
loan where the loan interest rate can   interest from the variable interest
change annually throughout the          rate loan to a fixed interest rate
duration of the loan.                   loan. You may convert back to a
                                        variable interest rate loan by a
The variable interest rate loan in      method that is agreeable to you and
effect on the policy date is shown on   us.
the policy data pages. If that rate
changes, we will notify you in the      We will make this determination at
annual report or other written notice.  every policy loan transaction, at each policy change and at each
The variable interest rate will be      monthly policy anniversary.
equal to the greater of:
                                        SURRENDER
     (1)  the published monthly
          average (Moody's Corporate    MAY THE POLICY BE SURRENDERED?
          Bond Yield Average -
          Monthly Average Corporates)   You may request to surrender your
          as published by Moody's       policy at any time while the insured
          Investors Service, Inc. or    is living. If you request a full
          its successor for the         surrender, your policy will terminate.
          calendar month ending two
          months prior to the date      IS THERE A SURRENDER CHARGE?
          the rate is determined, and
                                        The surrender charge is shown on the
     (2)  the guaranteed interest       policy data pages of this policy.
          rate for the guaranteed
          interest account shown on     WHAT IS THE SURRENDER VALUE OF YOUR
          the policy data pages, plus   POLICY?
          one (1) percent per annum.
                                        The surrender value is the
HOW DOES THE INTEREST RATE ON A         accumulation value less any unpaid
VARIABLE INTEREST RATE LOAN CHANGE?     policy charges which we assess
                                        against accumulation value, less any
We may change the interest rate once    policy loan, any unpaid policy loan
a year on your policy anniversary. We   interest, and less the surrender
will notify you prior to your           charge.
anniversary of any changes for the
coming year. The rate charged may be    We determine the surrender value as
increased whenever such increase        of the end of the valuation date on
would increase the rate by one-half     which we receive your written
percent or more per annum. The rate     surrender request in good order.
charged must be decreased whenever
such decrease would decrease that       HOW DO YOU SURRENDER YOUR POLICY?
rate by one-half percent or more per
annum. Any change in the loan           Send your policy and a written
interest rate will apply to any new     request in good order for surrender
policy loans or policy loans existing   to us at our home office. We will
on your policy anniversary.             send your surrender proceeds to you
                                        in a single sum unless you request
WHAT IS THE MAXIMUM AMOUNT AVAILABLE    otherwise.
FOR VARIABLE INTEREST RATE LOANS?
                                        IS A PARTIAL SURRENDER PERMITTED?
The maximum amount available for all
variable interest rate loans under      You may make a partial surrender of
your policy is the value in the fixed   your surrender value any time after
indexed accounts, including the value   the first policy year. The amount of
in the interim account, less the        a partial surrender must be $500 or
surrender charge less three             more.
(3) months of monthly charges. This
amount will be determined as of the     With the Level Option a partial
date we receive your request for a      surrender will cause a decrease in
loan in good order at our home office.  the face amount equal to the amount surrendered.
HOW WILL THE ACCUMULATION VALUE BE
AFFECTED WHEN YOU TAKE A VARIABLE
INTEREST RATE LOAN?

The accumulation value is unaffected
when you take a variable interest
rate loan.

ICC15-20001                                                    Minnesota Life 19

WHAT IS THE MAXIMUM PARTIAL SURRENDER   your written request, if surrender and
PERMITTED?                              partial surrender payments are based
                                        upon accumulation values that do not
The maximum amount of partial           depend on the investment performance
surrender permitted at any time is the  of the variable separate account. In
accumulation value minus:               that case, if we postpone our payment
                                        for more than 31 days, we will pay you
     (1)  any policy loan and accrued   interest at the guaranteed interest
          loan interest,                rate shown on the policy data pages
                                        for the period during which payment is
     (2)  the surrender charge          postponed.

     (3)  three (3) months of monthly   In addition, we reserve the right to
          charges,                      defer surrender and partial surrender
                                        payments, transfers, loans and the
     (4)  less the partial surrender    payment of death benefit proceeds for
          transaction charge.           the following: (a) for any period
                                        during which the New York Stock
IS THERE A CHARGE FOR A PARTIAL         Exchange is closed for trading (except
SURRENDER?                              for normal holiday closing); (b) when
                                        the Securities and Exchange Commission
For a partial surrender, we charge a    has determined that a state of
Partial Surrender Transaction Charge    emergency exists which may make such
which is shown on the policy data       payment impractical, or (c) the
pages.                                  Securities and Exchange Commission, by
                                        order, permits deferral for the
MAY YOU DIRECT US AS TO HOW PARTIAL     protection of owners.
SURRENDERS WILL BE TAKEN FROM THE
ACCUMULATION VALUE?                     If mandated under applicable law, we
                                        may block an owner's policy or
You may instruct us as to which         restrict policy transactions and
accounts and in which proportions a     thereby refuse to pay any request for
partial surrender will be taken.        transfer, surrender, partial
However, any instruction to take a      surrender, loans or death benefit
partial surrender from a fixed indexed proceeds until instructions are account will apply on a pro-rata basis received from the appropriate
based on the value in each segment of   regulator. We may provide additional
the fixed indexed account.              information about the owner, the
                                        policy, and the policy's accounts to
In the absence of any instructions,     government regulators.
the partial surrenders will be taken
from your accounts in the following     ADDITIONAL INFORMATION
order:
                                        CAN YOU ASSIGN YOUR POLICY?
     (1)  All partial surrenders will
          be taken first from the       Your policy may be assigned. The
          value in the guaranteed       assignment must be in writing and
          interest account.             filed with us in good order. Unless
                                        you specify otherwise, the assignment
     (2)  If the partial surrender      will take effect on the date you sign
          exceeds the value in the      the notice of assignment. We assume no
          guaranteed interest account,  responsibility for the validity or
          the remaining amount of the   effect of any assignment of this
          partial surrender will be     policy or of any interest in it. Any
          taken from the value in the   surrender or death proceeds which
          variable separate account on  become payable to the assignee will be
          a pro-rata basis based on     payable in a single sum. Any payments
          the value in each             made or actions taken by the company
          sub-account.                  prior to receipt of this notice will
                                        remain in effect. Any claim made by an
     (3)  If the amount of the partial  assignee will be subject to proof of
          surrender exceeds the value   the assignee's interest and the extent
          in the guaranteed interest    of that interest.
          account and variable
          separate account, the         WHAT IF THE INSURED'S AGE OR GENDER
          remaining amount of the       (IF APPLICABLE) IS MISSTATED?
          partial surrender will be
          taken from the value in the   If the insured's age or gender (if
          interim account.              applicable) has been misstated, we
                                        will adjust the death proceeds based
     (4)  If the amount of the partial  on what the last monthly charges would
          surrender exceeds the value   have purchased at the correct age and
          in the guaranteed interest    gender (if applicable). No other
          account, variable separate    adjustment will be made.
          account and interim
          accounts, the remaining       WHAT ARE THE ADMINISTRATIVE
          partial surrender will be     REQUIREMENTS FOR PROCESSING
          taken from the value in the   TRANSACTIONS?
          fixed indexed accounts on a
          pro-rata basis based on the   We will process requested
          amount in each segment.       transactions, payments and changes
                                        under this policy only after we have
ARE THERE RESTRICTIONS ON THE AMOUNT    received at our home office all
OF THE PARTIAL SURRENDER?               requirements in good order according
                                        to our then current procedures. These
Yes. If a requested partial surrender   requirements, which may change from
would cause your policy to be           time to time, may include proper
disqualified as life insurance under    completion of forms, valid
the Code, we will not accept your       instructions, and authorizations, or
request. In addition, unless you have   other administrative or evidentiary
specified otherwise in writing, if a    requirements.
requested partial surrender would
cause your policy to be classified as
a modified endowment contract under
the Code, we will not accept your
request.

MAY POLICY PAYMENTS BE DEFERRED?

We reserve the right to defer
surrender and partial surrender
payments for up to six months from the
date of

ICC15-20001                                                    Minnesota Life 20

We reserve the right to require you or
other persons providing a signature,
in connection with a disbursement of
any amounts under the policy or a
change in beneficial rights under the
policy, to provide a signature
guarantee to protect against fraud.

WHEN DOES YOUR POLICY BECOME
INCONTESTABLE?

After this policy has been in force
during the lifetime of the insured for
two years from the policy date, we
cannot contest this policy, except for
the nonpayment of premiums or for
fraud, except for those states where
fraud is not allowed as a reason to
contest. If the insured dies within
two years from the policy date, policy
proceeds will not be paid until after
we confirm that the insured was
covered under this policy. Contest
will be based on information in any
application that is material to the
risk accepted or the hazard assumed by
us.

However, if there has been a policy
change or reinstatement for which we
required evidence of insurability,
that policy change or reinstatement
will be contestable for two years
during the lifetime of the insured,
from the effective date of the policy
change or reinstatement.

IS THERE A SUICIDE EXCLUSION?

If the insured, whether sane or
insane, dies by suicide within two
years of the policy date, our
liability will be limited to an amount
equal to the premiums paid for this
policy less any policy loan, unpaid
loan interest, and partial surrenders.

If there has been a policy change or
reinstatement for which we required
evidence of insurability, and if the
insured dies by suicide within two
years from the effective date of the
policy change or reinstatement, our
liability with respect to the policy
change or reinstatement will be
limited to an amount equal to the
portion of the monthly charges
associated with that policy change or
reinstatement.

DOES THIS POLICY CONFORM TO INTERSTATE
INSURANCE PRODUCT REGULATION
COMMISSION STANDARDS?

Yes. This policy was approved under
the authority of the Interstate
Insurance Product Regulation
Commission and issued under Commission
standards. Any provision of this
policy which is in conflict with
Interstate Insurance Product
Regulation Commission standards for
this product type as of that
provision's effective date, is hereby
amended to conform to the Interstate
Insurance Product Regulation
Commission standards for this type
product as of the provision's
effective date.

ICC15-20001                                                    Minnesota Life 21

VARIABLE UNIVERSAL LIFE DEFENDER
POLICY

FLEXIBLE PREMIUM VARIABLE UNIVERSAL
LIFE INSURANCE WITH INDEX-LINKED
FEATURES

FACE AMOUNT AND PREMIUM MAY BE
ADJUSTED BY THE OWNER.

POLICY MAY TERMINATE BEFORE DEATH OF
THE INSURED EVEN IF PLANNED PREMIUMS
ARE PAID

NONPARTICIPATING

Minnesota Life Insurance Company, a
stock company, is a subsidiary of
Minnesota Mutual Companies, Inc., a
mutual holding company. You are a
member of the Minnesota Mutual
Companies, Inc., which holds its
annual meetings on the first Tuesday
in March of each year at 3 p.m. local
time. The meetings are held at 400
Robert Street North, St. Paul,
Minnesota 55101-2098.

(MINNESOTA LIFE LOGO)